Exhibit 4.2

RSI HOME PRODUCTS, INC.

as Issuer, and
THE SUBSIDIARIES NAMED HEREIN

as Guarantors
_________________
6½% SENIOR SECURED SECOND LIEN NOTES DUE 2023
_________________
INDENTURE
DATED AS OF MARCH 16, 2015
_________________
WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee and as Collateral Agent

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1	Definitions. 1

SECTION 1.2	Other Definitions. 34

SECTION 1.3	Incorporation by Reference of Trust Indenture Act 35

SECTION 1.4	Rules of Construction. 35
ARTICLE II

THE NOTES

SECTION 2.1	Form and Dating. 36

SECTION 2.2	Execution and Authentication 38

SECTION 2.3	Registrar; Paying Agent 38

SECTION 2.4	Paying Agent To Hold Money in Trust. 39

SECTION 2.5	Holder Lists. 39

SECTION 2.6	Book-Entry Provisions for Global Securities. 39

SECTION 2.7	Replacement Notes. 41

SECTION 2.8	Outstanding Notes. 41

SECTION 2.9	Treasury Notes. 42

SECTION 2.10	Temporary Notes. 42

SECTION 2.11	Cancellation. 42

SECTION 2.12	Defaulted Interest 42

SECTION 2.13	Record Date. 43

SECTION 2.14	Computation of Interest. 43

SECTION 2.15	CUSIP Number. 43

SECTION 2.16	Special Transfer Provisions. 43

SECTION 2.17	Issuance of Additional Notes 44
ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1	Notices to Trustee. 45

SECTION 3.2	Selection of Notes To Be Redeemed. 45

SECTION 3.3	Notice of Redemption 45

SECTION 3.4	Effect of Notice of Redemption 46

SECTION 3.5	Deposit of Redemption of Purchase Price. 46

SECTION 3.6	Notes Redeemed in Part 46

SECTION 3.7	Optional Redemption. 47

SECTION 3.8	Mandatory Redemption. 48

SECTION 3.9	Offer To Purchase 48

SECTION 3.10	[Reserved.] 48

ARTICLE IV

COVENANTS

SECTION 4.1	Payment of Notes 49

SECTION 4.2	Maintenance of Office or Agency. 49

SECTION 4.3	Provision of Financial Information. 49

SECTION 4.4	Compliance Certificate. 51

SECTION 4.5	[Reserved] 52

SECTION 4.6	Stay, Extension and Usury Laws. 52

SECTION 4.7	Limitation on Restricted Payments. 52

SECTION 4.8	Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries. 56

SECTION 4.9	Limitation on Incurrence of Debt. 58

SECTION 4.10	Limitation on Asset Sales. 59

SECTION 4.11	Limitation on Transactions with Affiliates. 61

SECTION 4.12	Limitation on Liens 63

SECTION 4.13	[Reserved] 63

SECTION 4.14	Offer To Purchase upon Change of Control. 64

SECTION 4.15	Maintenance of Collateral and Corporate Existence. 64

SECTION 4.16	[Reserved] 65

SECTION 4.17	[Reserved] 65

SECTION 4.18	Additional Note Guarantees 65

SECTION 4.19	Limitation on Creation of Unrestricted Subsidiaries. 65

SECTION 4.20	Further Assurances. 66

SECTION 4.21	Covenant Suspension 66

SECTION 4.22	After Acquired Property. 67
ARTICLE V SUCCESSORS

SECTION 5.1	Consolidation, Merger, Conveyance, Transfer or Lease. 68

SECTION 5.2	Successor Person Substituted 69
ARTICLE VI
DEFAULTS AND REMEDIES

SECTION 6.1	Events of Default. 69

SECTION 6.2	Acceleration. 71

SECTION 6.3	Other Remedies. 72

SECTION 6.4	Waiver of Past Defaults. 72

SECTION 6.5	Control by Majority. 73

SECTION 6.6	Limitation on Suits. 73

SECTION 6.7	Rights of Holders of Notes To Receive Payment. 73

SECTION 6.8	Collection Suit by Trustee. 73

SECTION 6.9	Trustee May File Proofs of Claim. 74

SECTION 6.10	Priorities 74

SECTION 6.11	Undertaking for Costs. 75

ARTICLE VII
TRUSTEE AND COLLATERAL AGENT

SECTION 7.1	Duties of Trustee 75

SECTION 7.2	Rights of Trustee 76

SECTION 7.3	Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification 78

SECTION 7.4	Individual Rights of Trustee. 78

SECTION 7.5	Trustee’s Disclaimer. 78

SECTION 7.6	Notice of Defaults 79

SECTION 7.7	Reports by Trustee to Holders of the Notes 79

SECTION 7.8	Compensation and Indemnity 79

SECTION 7.9	Replacement of Trustee. 80

SECTION 7.10	Successor Trustee by Merger, Etc. 81

SECTION 7.11	Eligibility; Disqualification. 81

SECTION 7.12	Preferential Collection of Claims Against the Issuer 81

SECTION 7.13	Trustee’s Application for Instructions from the Issuer. 81

SECTION 7.14	Limitation of Liability. 81

SECTION 7.15	Collateral Agent 82

SECTION 7.16	Co-Trustees; Separate Trustee; Collateral Agent. 82

SECTION 7.17	Appointment and Authorization of Wells Fargo Bank, National
Association, as Collateral Agent.    83

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1	Option To Effect Legal Defeasance or Covenant Defeasance 84

SECTION 8.2	Legal Defeasance. 84

SECTION 8.3	Covenant Defeasance 84

SECTION 8.4	Conditions to Legal Defeasance or Covenant Defeasance. 85

SECTION 8.5	Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. 86

SECTION 8.6	Repayment to Issuer 86

SECTION 8.7	Reinstatement. 87

SECTION 8.8	Discharge. 87
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1	Without Consent of Holders of the Notes 88

SECTION 9.2	With Consent of Holders of Notes 89

SECTION 9.3	[Reserved] 90

SECTION 9.4	Revocation and Effect of Consents 91

SECTION 9.5	Notation on or Exchange of Notes 91

SECTION 9.6	Trustee To Sign Amendments, Etc. 91

ARTICLE X
SECURITY

SECTION 10.1	Security Documents; Additional Collateral. 92

SECTION 10.2	Recording, Registration and Opinions 92

SECTION 10.3	Releases of Collateral. 93

SECTION 10.4	Form and Sufficiency of Release 94

SECTION 10.5	Possession and Use of Collateral. 94

SECTION 10.6	Purchaser Protected 95

SECTION 10.7	Authorization of Actions To Be Taken by the Collateral Agent Under the Security Documents 95

SECTION 10.8	Authorization of Receipt of Funds by the Trustee Under the Security Documents 95

SECTION 10.9	Powers Exercisable by Receiver or Collateral Agent. 96
ARTICLE XI

[RESERVED]
ARTICLE XII

NOTE GUARANTEES

SECTION 12.1	Note Guarantees 96

SECTION 12.2	Execution and Delivery of Note Guarantee. 97

SECTION 12.3	Severability. 97

SECTION 12.4	Limitation of Guarantors’ Liability. 98

SECTION 12.5	Guarantors May Consolidate, Etc., on Certain Terms. 98

SECTION 12.6	Release of a Guarantor 99

SECTION 12.7	Benefits Acknowledged 99

SECTION 12.8	Future Guarantors. 99
ARTICLE XIII

MISCELLANEOUS

SECTION 13.1	Notices. 99

SECTION 13.2	Communication by Holders of Notes with Other Holders of Notes. 101

SECTION 13.3	Certificate and Opinion as to Conditions Precedent. 101

SECTION 13.4	Statements Required in Certificate or Opinion 101

SECTION 13.5	Rules by Trustee and Agents. 102

SECTION 13.6	No Personal Liability of Directors, Officers, Employees and Stockholders 102

SECTION 13.7	Governing Law. 102

SECTION 13.8	No Adverse Interpretation of Other Agreements 102

SECTION 13.9	Successors 102

SECTION 13.10	Severability. 103

SECTION 13.11	Counterpart Originals. 103

SECTION 13.12	Table of Contents, Headings, Etc. 103

SECTION 13.13	Acts of Holders. 103

SECTION 13.14	Intercreditor Agreement 104

SECTION 13.15	Payment Date Other Than a Business Day. 104

SECTION 13.16	U.S.A. Patriot Act. 104

EXHIBITS

Exhibit A	FORM OF 6½% SENIOR SECURED SECOND LIEN NOTE

Exhibit B	FORM OF NOTATION OF GUARANTEE

Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A

Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

This Indenture, dated as of March 16, 2015, is by and among RSI Home Products, Inc., a Delaware corporation (the “Company” or the “Issuer”), Wells Fargo Bank, National Association, a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”), Wells Fargo Bank, National Association, a national banking association, as collateral agent (in such capacity and not in its individual capacity, the “Collateral Agent”) and the Guarantors (as defined herein) from time to time party hereto.
Each party agrees as follows for the benefit of the other parties and for the equal and ratable bene-fit of the Holders of (i) the Issuer’s 6 ½% Senior Secured Second Lien Notes due 2023 issued on the date hereof that contain the restrictive legend in Exhibit A (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”).
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1    Definitions.
“Account” means an account as such term is defined in the UCC, as in effect from time to time.
“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.
“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.
“Agent” means any Registrar, Paying Agent, (so long as Trustee serves in such capacity) or co‑registrar.
“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.
“Applicable Premium” means, with respect to any Note on any applicable redemption date, as calculated by the Company, the greater of:
(1)    1.0% of the then outstanding principal amount of the Note; and
(2)    the excess of:
(a)    the present value at such redemption date of (i) the redemption price of the Note at March 15, 2018 (such redemption price being set forth in the table appearing in Section 3.7(b)) plus (ii) all required interest payments due on the Note through March 15, 2018 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date (or in the case of a satisfaction and discharge or defeasance, as of two business days prior to the date on which funds are deposited with the Trustee) plus 50 basis points; over
(b)    the then outstanding principal amount of the Note.
“Asset Acquisition” means:
(i)    an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or
(ii)    the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.
“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any Restricted Subsidiary to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:
(i)    Capital Interests in another Person (other than Capital Interests in the Company or directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law);
(ii)    any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business); or
(iii)    the issuance of Capital Interests by any of the Company’s Restricted Subsidiaries;
provided, however, that the term “Asset Sale” shall exclude:
(a)    an issuance of Capital Interests by a Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary;
(b)    the sale or lease of products or services in the ordinary course of business or consistent with past practice and any sale or other disposition of damaged, worn-out, obsolete or surplus assets or property in the ordinary course of business (including the lapse of registered patents, trademarks and other intellectual property to the extent not economically desirable in the conduct of their business);
(c)    any transaction permitted by Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;
(d)    any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10 0 million;
(e)    sales or other dispositions of cash or Eligible Cash Equivalents;
(f)    the disposition of assets (other than Obsolete Equipment) that, in the good faith judgment of the Board of Directors of the Company, are no longer used or useful in the business of the Company;
(g)    a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;
(h)    any trade-in or other disposition of equipment in exchange for other equipment in the ordinary course; provided that, in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded for or disposed of;
(i)    the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);
(j)    leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture other than with respect to Collateral;
(k)    any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; provided, however, if the disposition is by the Company or a Restricted Subsidiary that is a Guarantor, then the disposition must be to a Guarantor; provided further that any disposition to the Company shall be otherwise permitted by this Indenture;
(l)    sales, assignments, transfers, discounts and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business and not for purposes of financing;
(m)    licensing or sublicensing of intellectual property or software in the ordinary course of business to the extent that they do not materially interfere with the business of the Company or any of its Restricted Subsidiaries;
(n)    any exchange of like property pursuant to Section 1031 of the Code for use or useful in a Permitted Business;
(o)    any surrender of contract rights or settlement or release of claims in the ordinary course of business or grant of Liens in accordance with this Indenture;
(p)    any sales or other dispositions of Obsolete Equipment in the ordinary course of business, including scrapping of Obsolete Equipment;
(q)    the sale of any interest in an Unrestricted Subsidiary; and
(r)    dispositions (other than of Collateral) resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any of its Restricted Subsidiaries.
For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.
“Asset Sale Offer” means an Offer to Purchase required to be made by the Company or a Restricted Subsidiary, as the case may be, pursuant to Section 4.10 to all Holders.
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” means any day other than a Legal Holiday.
“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.
“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.12, a Capital Lease Obligation shall be deemed secured by a Lien on the property being leased.
“Certificated Notes” means Notes that are not Global Notes in the form of Exhibit A attached hereto.
“Change of Control” means, with respect to any Person, the occurrence of any of the following events:
(i)    the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, that is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Interests in such Person; provided that if such person is a group of investors which group includes one or more Permitted Holders, the shares of Voting Interests of such Person beneficially owned by the Permitted Holders that are part of such group shall not be counted for purposes of determining whether this clause (i) is triggered; or
(ii)    the Company or any Restricted Subsidiary sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of the Company’s and its Restricted Subsidiaries’ assets (determined on a consolidated basis) to any Person that is not a Permitted Holder or a Restricted Subsidiary of the Company, or the Company merges or consolidates with, a Person other than a Permitted Holder or a Restricted Subsidiary of the Company (unless the shareholders holding Voting Interests of the Company immediately prior to such merger or consolidation control in excess of 50% of the Voting Interests in the surviving Person immediately following such merger or consolidation).
“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.
“Collateral” means, collectively, all of the property and assets that are from time to time subject or purported to be subject to the Lien of the Security Documents.
“Collateral Account” means any segregated account under the control of the Collateral Agent that is free from all other Liens (other than Liens securing the Credit Agreement Obligations and/or the Permitted Additional Pari Passu Obligations, as applicable), and includes all cash and Eligible Cash Equivalents received by the Trustee or the Collateral Agent from Asset Sales of Collateral or any other awards or proceeds pursuant to the Security Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Security Documents, and interest earned thereon.
“Collateral Agent” means Wells Fargo Bank, National Association in its capacity as Collateral Agent under this Indenture and the Security Documents, together with any successors appointed pursuant to the Security Documents.
“Commission” means the Securities and Exchange Commission and any successor thereto.
“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.
“Company” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.
“Consolidated EBITDA” means, with respect to any Person for any period:
(i)    the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:
(a)    Consolidated Net Income;
(b)    Consolidated Non-cash Charges;
(c)    Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;
(d)    Consolidated Income Tax Expense;
(e)    the amount of any restructuring charges or reserves (which, for the avoidance of doubt shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs, including future lease commitments, costs related to the start-up, closure, relocation or consolidation of facilities and costs to relocate employees);
(f)    the effect of any non-cash impairment charges, write-downs or write-offs (net of any write-ups) of assets (including intangible assets, goodwill and deferred financing costs) or liabilities resulting from the application of GAAP and the amortization of intangible assets arising from the application of GAAP;
(g)    any costs or expense incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan, agreement or arrangement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or a Guarantor or the net cash proceeds of an issuance of Capital Interests of the Company solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments under clause (c)(1) of Section 4.7; and
(h)    all non-recurring or unusual losses (net of fees and expense relating to the transaction giving rise thereto); less
(ii)    the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:
(a)    the sum of non-cash items increasing Consolidated Net Income for such period, other than (x) the accrual of revenue consistent with past practice and (y) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges; and
(b)    all non-recurring or unusual gains (net of fees and expenses relating to the transaction giving rise thereto).
“Consolidated First Lien Debt” means Consolidated Total Debt secured by a first priority Lien on any of the assets of the Company and its Restricted Subsidiaries.
“Consolidated First Lien Secured Debt Ratio” means, as of any date of determination, the ratio of (a) the Consolidated First Lien Debt of the Company and its Restricted Subsidiaries on the date of determination to (b) the aggregate amount of Consolidated EBITDA for the then most recent Four-Quarter Period, in each case with such pro forma adjustments to Consolidated First Lien Debt and Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”; provided that for purposes of this definition, the calculation of Debt outstanding under any revolving credit facility shall be at the Company’s option (A) the average daily balance of such revolving credit facility (1) since the Issue Date or (2) for the most recently ended Four-Quarter Period since the Issue Date, whichever is shorter or (B) the entire commitment of any revolving credit facility shall be deemed to be fully drawn as of the date such agreement is executed, and thereafter the amount of such commitment shall be deemed to be fully borrowed at all times for purposes of this definition.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is internally available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four-Quarter Period. For purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
(i)    the Incurrence of any Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, redemption, discharge or defeasance of other Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and
(ii)    any Asset Sale or Asset Acquisition occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Debt or Acquired Debt and including the associated changes in Consolidated Fixed Charges and Consolidated EBITDA resulting therefrom as discussed in the paragraph below) occurred on the first day of the Four-Quarter Period.
For purposes of making the computation referred to above, Asset Sales, Asset Acquisitions, discontinued operations (as determined in accordance with GAAP), and any operational changes, business realignment projects and initiatives, restructuring and reorganizations that the Company or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the Four-Quarter Period or subsequent to such period and on or prior to or simultaneously with the Transaction Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Asset Sales, Asset Acquisitions, discontinued operations (as determined in accordance with GAAP), and any operational changes, business realignment projects and initiatives, restructuring and reorganizations (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Four-Quarter Period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made or effected any Asset Sales, Asset Acquisitions, discontinued operations (as determined in accordance with GAAP), and any operational changes, business realignment projects and initiatives, restructuring and reorganizations, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Asset Sale or Asset Acquisition had occurred at the beginning of the applicable Four-Quarter Period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act, (2) Pro Forma Cost Savings and (3) all adjustments of the type used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (2) under the caption “Summary—Summary Selected Consolidated Historical Financial Information” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Four-Quarter Period.
In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:
(a)    interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be computed based upon the average daily interest on such Debt during the applicable period;
(b)    if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate will be computed based upon the average daily interest on such Debt during the applicable period; and
(c)    notwithstanding clause (a) or (b) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:
(i)    Consolidated Interest Expense; and
(ii)    all cash dividends and other cash distributions paid during such period in respect of Redeemable Capital Interests and Preferred Interests of such Person and its Restricted Subsidiaries (other than to the Company or its wholly-owned Restricted Subsidiaries).
“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(i)    the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:
(a)    any amortization of debt discount, original issue discount, non-cash interest payments or accruals;
(b)    the net cost under interest rate Hedging Obligations (including any amortization of discounts);
(c)    the interest portion of any deferred payment obligation;
(d)    all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; plus
(ii)    the interest component of Capital Lease Obligations paid by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;
(iii)    the interest expense on any Debt Guaranteed by such Person or any of its Restricted Subsidiaries; plus
(iv)    all capitalized interest of such Person and its Restricted Subsidiaries for such period; less
(v)    interest income of such Person and its Restricted Subsidiaries for such period;
provided, however, that Consolidated Interest Expense will exclude the amortization or write off of debt issuance costs and deferred financing fees, commissions, fees and expenses.
“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:
(i)    excluding, without duplication:
(a)    all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;
(b)    the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;
(c)    gains or losses in respect of any Asset Sales after the Issue Date by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis (which may be based on the Company’s good faith estimate of taxes to the extent the actual amount of such taxes are not then known);
(d)    the net income (loss) from any operations disposed of or discontinued after the Issue Date and any net gains or losses on such disposition or discontinuance, on an after-tax basis (which may be based on the Company’s good faith estimate of taxes to the extent the actual amount of such taxes are not then known);
(e)    solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.7 the net income of any Restricted Subsidiary (other than a Guarantor) of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;
(f)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(g)    any fees and expenses, including deferred amortization and deferred financing costs, paid in connection with (x) the issuance of the Notes and the entering into of the Credit Agreement contemplated by the Offering Memorandum related to the Notes (including, without limitation, ratings agency fees) or (y) any unsuccessful equity offering, debt offering or other financing transaction or acquisition or disposition by such Person or any Restricted Subsidiary;
(h)    non-cash compensation expense incurred in connection with any issuance of Capital Interests to or repurchase of Capital Interests from a current or former officer, director or employee of such Person or any Restricted Subsidiary;
(i)    any net after-tax gains or losses attributable to the early extinguishment of Debt (which may be based on the Company’s good faith estimate of taxes to the extent the actual amount of such taxes are not then known);
(j)    (a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) any net unrealized gains and losses resulting from fair value accounting required by FASB ASC 815;
(k)    any (a) severance or relocation costs or expenses, or (b) one-time non-cash compensation charges;
(l)    the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets (including intangible assets, goodwill and deferred financing costs) or liabilities resulting from the application of GAAP and the amortization of intangible assets arising from the application of GAAP;
(m)    costs and expenses related to employment of terminated employees following an acquisition; and
(ii)    including, without duplication, dividends from Persons that are not Restricted Subsidiaries actually received in cash by the Company or, subject to clause (i)(e) above, any Restricted Subsidiary.
“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges (i) constituting an extraordinary item or loss or (ii) that require an accrual of or a reserve for cash charges for any future period).
“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Debt of the Company and its Restricted Subsidiaries (excluding (x) Hedging Obligations, except to the extent secured by Liens on Collateral, and (y) any undrawn letters of credit issued in the ordinary course of business) less the aggregate amount of Unrestricted Cash on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date of determination but not including the proceeds of any Debt in the amount of cash to be netted in calculating Consolidated Total Debt.
“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Total Debt of the Company and its Restricted Subsidiaries on the date of determination to (b) the aggregate amount of Consolidated EBITDA for the then most recent Four-Quarter Period, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”; provided that for purposes of this definition, the calculation of Debt outstanding under any revolving credit facility shall be at the Company’s option either (A) the average daily balance of such revolving credit facility (1) since the Issue Date or (2) for the most recently ended Four-Quarter Period since the Issue Date, whichever is shorter or (B) the entire commitment of any revolving credit facility shall be deemed to be fully drawn as of the date such agreement is executed, and thereafter the amount of such commitment shall be deemed to be fully borrowed at all times for purposes of this definition.
“Corporate Trust Office” means an office designated by the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 333 S. Grand Avenue, Fifth Floor, Suite 5A, MAC E2064-05A, Los Angeles, CA 90071, or in the case of the Registrar under Sections 2.3 and 4.2, 608 2nd Avenue, Attention: DAPS Reorg, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Issuer, or the corporate trust office designated by any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Credit Agreement” means, collectively, (x) the Company’s loan agreement, dated February 22, 2013, as amended and restated on or about the Issue Date, among the Company, the guarantors party thereto and Bank of America, N.A., as agent and the other agents and lenders named therein (the “Loan Agreement”) and (y) whether or not the Loan Agreement remains outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under Section 4.9), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.
“Credit Agreement Collateral Agent” means Bank of America, N.A., as collateral agent under the Credit Agreement, its successors and/or assigns in such capacity.
“Credit Agreement Liens” means all Liens in favor of the Credit Agreement Collateral Agent on Collateral securing the Credit Agreement Obligations.
“Credit Agreement Obligations” means (i) the Debt and other obligations incurred under clause (ii) of the definition of “Permitted Liens” which are secured by a Permitted Collateral Lien on the Collateral and (ii) certain Hedging Obligations and cash management obligations permitted to be incurred under this Indenture and that are owed to a lender or an affiliate of a lender under the Credit Agreement and more particularly described in the Intercreditor Agreement.
“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following if and to the extent any of the foregoing items (other than clauses (iii), (vi) and (viii) below) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP:
(i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business;
(ii)    all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(iii)    all obligations of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person (with letters of credit and banker’s acceptances being deemed to have a principal amount equal to the face amount thereof);
(iv)    all obligations of such Person issued or assumed as the deferred purchase price of property and all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets, excluding any trade payables or other current liabilities incurred in the normal course of business);
(v)    all Capital Lease Obligations of such Person (but excluding obligations under operating leases);
(vi)    the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination and the amount of the liquidation preference of any Preferred Interests of any Restricted Subsidiary of such Person, the principal amount of such Capital Interests to be determined in accordance with this Indenture;
(vii) any net Obligations under Hedging Obligations of such Person, determined on a marked to market basis in accordance with GAAP, other than to the extent related to physical delivery of supplies, materials and currency in the ordinary course of business; and
(viii)    all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions.
For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.
Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amounts would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.
The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.
“Discharge of Credit Agreement Obligations” has the meaning assigned to such term in the Intercreditor Agreement.
“DTC’ means The Depository Trust Company or any successor securities clearing agency.
“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $250 0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.
“Eligible Cash Equivalents” means any of the following Investments:
(i)    securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition;
(ii)    time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than one year after date of acquisition;
(iii)    repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank;
(iv)    direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency);
(v)    commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 365 days after the date of acquisition;
(vi)    overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund;
(vii)    money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi);
(viii)    Debt issued by Persons with a rating of “A” or higher from Standard & Poor’s or “A-2” or higher from Moody’s, in each case with maturities not exceeding one year from the date of acquisition; and
(ix)    instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros, Canadian dollars, Mexican pesos, Hong Kong dollars, Chinese yuan renminbi, Pounds sterling or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Assets” has the meaning assigned to such term in the Security Agreement.
“Excluded Real Property” has the meaning assigned to such term in the Security Agreement.
“Excluded Subsidiary” means any Subsidiary with Total Assets less than $5 0 million and that is not an obligor under the Credit Agreement.
“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).
“Foreign Subsidiary” means, with respect to any Person, (x) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, (y) any Subsidiary of a Foreign Subsidiary of such Person and (z) any Foreign Subsidiary Holdco.
“Foreign Subsidiary Holdco” means a Subsidiary that is not a Foreign Subsidiary, is a disregarded entity for U.S. federal income tax purposes and that has no material assets other than Capital Interests of one or more Foreign Subsidiaries.
“Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“GAAP” means generally accepted accounting principles in the United States, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.
“Global Note Legend” means the legend identified as such in Exhibit A hereto.
“Global Notes” means the Notes in global form that are in the form of Exhibit A hereto.
“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).
“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, credit, commodity or equity swap, cap, floor, collar, forward transaction, physical transaction, hedge transaction, spot transaction, currency agreement or commodity agreement or any combination thereof.
“Holder” means a Person in whose name a Note is registered in the security register.
“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:
(i)    amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;
(ii)    the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;
(iii)    the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and
(iv)    unrealized losses or charges in respect of Hedging Obligations.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Notes” has the meaning set forth in the preamble hereto.
“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc.
“Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Issue Date, among the Issuer, the Credit Agreement Collateral Agent and the Trustee and Collateral Agent, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any direct or indirect transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership or bonds, notes, debentures or other securities in another Person and (ii) the purchase, acquisition or guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto, but shall exclude: (a) accounts receivable and other extensions of trade credit in the normal course of business; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business. For the avoidance of doubt, any payments pursuant to any guarantee of the Company or any of its Restricted Subsidiaries previously incurred in compliance with this Indenture shall not be deemed to be Investments by the Company or such Restricted Subsidiary, as the case may be.
“Issue Date” means March 16, 2015.
“Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means, Moody’s Investors Service, Inc. or any successor to the rating agency business thereof
“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale; (iii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iv) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that, (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.
“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
“Note Guarantee” means any guarantee of the Notes by any Guarantor pursuant to this Indenture.
“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations.
“Note Obligations” means the Debt Incurred and Obligations under this Indenture, the Notes and the Security Documents.
“Notes” has the meaning set forth in the preamble to this Indenture.
“Obligations” means any principal, premium, interest (including any interest and fees accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest or fees is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, in each case, payable under the documentation governing any Debt.
“Obsolete Equipment” means equipment, property or assets that, in the ordinary course of the Company’s and its Restricted Subsidiaries’ business as presently conducted, are damaged, obsolete, surplus or at the end of their useful life, in each case as reasonably determined by the Company.
“Offer” has the meaning set forth in the definition of “Offer to Purchase.”
“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid (or in the case of Notes held in book-entry form, by electronic submission), to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be prepared by the Company, and it shall be sent by the Company or, at the Company’s request, it shall be mailed by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:
(i)    the Section of this Indenture pursuant to which the Offer to Purchase is being made;
(ii)    the Expiration Date and the Purchase Date;
(iii)    the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);
(iv)    the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture);
(v)    that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount;
(vi)    the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;
(vii)    that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;
(viii)    that, on the Purchase Date, the Purchase Amount will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;
(ix)    that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); provided, however, that in the case of notes held in book entry form, holders must tender their notes in accordance with DTC’s applicable procedures;
(x)    that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; provided that in the case of Notes held in book entry form, holders must withdraw all or any portion of the Notes in accordance with DTC’s applicable procedures;
(xi)    that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); provided, however, that if holders of other Debt also tender their Debt in such Offer to Purchase pursuant to an Asset Sale, then the Trustee will select the Notes and the Company or the agent for such other Permitted Additional Pan Passu Obligations or other Debt shall select the other Permitted Additional Pan Passu Obligations to be purchased on a pro rata basis; and
(xii)    if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in the aggregate principal amount equal to and in exchange for the un-purchased portion of the aggregate principal amount of the Notes so tendered.
“Offering Memorandum” means the Offering Memorandum related to the issuance of the Initial Notes on the Issue Date, dated March 5, 2015.
“Officer” means the Chairman, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary of either of the Issuer or of any other Person, as the case may be.
“Officers’ Certificate” means a certificate signed by one officer of the Company or a Guarantor, as applicable, who must be either the principal executive officer, the principal financial officer or the principal accounting officer of the Company or Guarantor, as applicable.
“OID Legend” means the legend identified as such in Exhibit A hereto.
“Opinion of Counsel” means an opinion addressed to the Trustee from a legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Pari Passu Liens” means Liens securing Obligations ranking pari passe with the Notes which by their terms are intended to be secured equally and ratably with the Notes and are permitted pursuant to the applicable provisions of this Indenture and the Security Documents.
“Participant” means, with respect to DTC, a Person who has an account with DTC.
“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.
“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or other Debt secured by the Pari Passu Liens; provided that the amount of such obligations does not exceed the greater of (i) $100 0 million and (ii) an aggregate principal amount such that immediately after giving effect to the Incurrence of such Additional Notes or other Debt and the receipt and application of the proceeds therefrom, the Consolidated Total Debt Ratio of the Company and its Restricted Subsidiaries would not be greater than 4.00 to 1.0, and Refinancing Debt incurred, issued or otherwise obtained to refinance (in whole or in part) such Debt (it being understood that such Refinancing Debt shall be taken into account in future determinations of Debt incurred under this definition of Permitted Additional Pari Passu Obligations; provided further that (i) the representative of such Permitted Additional Pari Passu Obligation (to the extent not then a party thereto) executes a joinder agreement to the Security Agreement and any other applicable Security Documents in the form attached thereto agreeing to be bound thereby and (ii) the Company has designated such Debt as “Permitted Additional Pari Passu Obligations” under the Security Agreement and any other applicable Security Documents.
“Permitted Business” means any business similar in nature to any business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by the Company and its Restricted Subsidiaries on the Issue Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Company.
“Permitted Collateral Liens” means:
(i)    Liens securing the Notes outstanding on the Issue Date, Refinancing Debt with respect to such Notes, the Guarantees relating thereto and any Obligations with respect to such Notes, Refinancing Debt and Guarantees;
(ii)    Pari Passu Liens securing Permitted Additional Pari Passu Obligations permitted to be incurred pursuant to this Indenture, which Liens are granted pursuant to the provisions of the Security Documents;
(iii)    Liens existing on the Issue Date (other than Liens specified in clause (i) or (ii) above) or in clause (ii) of the definition of “Permitted Liens” and any extension, renewal, refinancing or replacement thereof so long as such extension, renewal, refinancing or replacement does not extend to any other property or asset and does not increase the outstanding principal amount thereof (except by the amount of any premium or fee paid or payable, the amount of customary fees, expenses and costs related thereto, or original issue discount in connection with such extension, renewal, replacement or refinancing);
(iv)    Liens described in clauses (i), (ii) (which Liens shall be subject to the Intercreditor Agreement), (iii), (iv), (v), (vi), (vii), (ix), (x), (xi), (xii), (xiv), (xvii), (xviii), (xix), (xx), (xxi), (xxiii), (xxiv) (but only with respect to Liens otherwise described in this clause (iv)), (xxv), (xxvi), (xxvii), (xxviii), (xxix), (xxxi), (xxxii), (xxxiii) and (xxxiv) of the definition of “Permitted Liens”; and
(v)    Liens on the Collateral in favor of the Collateral Agent relating to Collateral Agent’s administrative expenses with respect to the Collateral.
“Permitted Debt” means:
(i)    Debt Incurred pursuant to any Credit Agreement in an aggregate principal amount not to exceed $150 0 million plus an aggregate additional principal amount of Consolidated First Lien Debt outstanding at any one time that does not cause the Consolidated First Lien Secured Debt Ratio of the Company to exceed 1.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), minus any amounts used to permanently repay Obligations pursuant to clause (i) of the second paragraph of Section 4.10;
(ii)    Debt outstanding under the Notes (excluding any Additional Notes), the Guarantees of the Notes and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;
(iii)    Debt of the Company or any Restricted Subsidiary outstanding at the time of the Issue Date (other than clause (i) or (ii) above);
(iv)    Debt owed to and held by the Company or a Restricted Subsidiary; provided that if such Debt is owed by the Company or a Guarantor to a Restricted Subsidiary of the Company that is not a Guarantor, such Debt shall be subordinated in right of payment to the Note Obligations;
(v)    Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be Incurred under this Indenture;
(vi)    Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.9 and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;
(vii)    Debt Incurred in respect of workers’ compensation claims, health, disability or other employee benefits, casualty or liability insurance, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or Incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;
(viii)    Debt under Hedging Obligations entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates and guarantees in respect thereof;
(ix)    Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt under this clause (ix), provided that the aggregate principal amount (or liquidation preference, if applicable) of such Debt Incurred may not exceed $25.0 million at any one time outstanding;
(x)    Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, (including letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements) in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;
(xi)    the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:
(a)    any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary; and
(b)    any sale or other transfer of any such Preferred Interests to a Person that is not the Company or a Restricted Subsidiary;
shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xi);
(xii)    Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(xiii)    Debt of the Company or any Restricted Subsidiary not otherwise permitted hereunder, in an aggregate principal amount (or liquidation preference, as applicable) which when aggregated with the principal amount (or liquidation preference, as applicable) of all other Debt then outstanding Incurred pursuant to this clause (xiii), does not exceed $50 0 million at any one time outstanding (it being understood that any Debt Incurred under this clause (xiii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xiii) but shall be deemed Incurred for purposes of the first paragraph of Section 4.9 from and after the first date on which the Company, or the Restricted Subsidiary, as the case may be, could have Incurred such Debt under such first paragraph of such covenant without reliance on this clause (xiii));
(xiv)    Refinancing Debt in respect of Debt permitted by clauses (ii) or (iii) above, this clause (xiv), clause (xxiii) below, or the first paragraph under Section 4.9;
(xv)    Debt of the Company or any of its Restricted Subsidiaries arising from customary cash management services or in connection with any automated clearinghouse transfer of funds in the ordinary course of business;
(xvi)    Debt Incurred by the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes in accordance with this Indenture;
(xvii)    (a) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees that, in each case, are not Affiliates and (b) Debt incurred by the Company or a Restricted Subsidiary as a result of leases entered into by the Company or such Restricted Subsidiary in the ordinary course of business on behalf of customers for equipment to be used by the Company or such Restricted Subsidiary, such customers or a subcontractor in providing services to a customer and for which the Company or Restricted Subsidiary will be reimbursed by such customer;
(xviii)    [Reserved].
(xix)    Debt of the Company or any Guarantor supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;
(xx)    Debt of the Company or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take or pay obligations contained in supply arrangements, in each case, entered into in the ordinary course of business;
(xxi)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(xxii)    Debt of the Company or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition (or merger or consolidation), if after giving effect to such acquisition (or merger or consolidation) and the Incurrence of such Debt either:
(1)    the Company would be permitted to Incur at least $1.00 of additional Debt pursuant to the Ratio Test; or
(2)    the Consolidated Fixed Charge Coverage Ratio would be no worse than immediately prior to such acquisition (or merger or consolidation); and
(xxiii)    Shareholder Plan Subordinated Debt not to exceed $10 0 million in any calendar year.
Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xiv) of this definition of “Permitted Debt.”
“Permitted Holder” means each of (i) Ronald M. Simon, (ii) any trusts or family partnerships established, or caused to be established, by Ronald M. Simon for estate planning purposes and any of their respective Related Beneficiaries and (iii) any charitable foundation established, or caused to be established, by Ronald M. Simon, including, without limitation, the Simon Foundation for Education and Housing.
“Permitted Investments” means:
(i)    Investments in existence on the Issue Date;
(ii)    Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;
(iii)    Eligible Cash Equivalents;
(iv)    Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the operation of a Permitted Business;
(v)    (a) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary that is a Guarantor and (b) Investments by any Restricted Subsidiary that is not a Guarantor;
(vi)    Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Guarantor;
(vii)    Hedging Obligations entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates and not for speculative purposes or otherwise permitted under clause (viii) of the definition of “Permitted Debt”;
(viii)    Investments received in settlement of obligations or claims owed to the Company or any Restricted Subsidiary and as a result of bankruptcy, workout, reorganization, recapitalization or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary or transfer of title with respect to any secured Investment in default;
(ix)    Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, having a Fair Market Value, taken together with all other Investments made pursuant to this clause (ix) that are at the time outstanding, not to exceed $75 0 million at any one time outstanding (with Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (ix) is made in any Person that is not a Guarantor at the date of the making of such Investment and such Person becomes a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (v) above and shall cease to have been made pursuant to this clause (ix) for so long as such Person continues to be a Guarantor;
(x)    (A) loans and advances (other than loans and advances covered by the following clause (B) or (C)) to employees in an amount not to exceed $5 0 million in the aggregate at any one time outstanding, (B) loans or advances against, and repurchases of capital stock and options of the Company and its Restricted Subsidiaries held by management and employees in connection with any stock option, deferred compensation or similar benefit plans approved by the Board of Directors (or similar governing body) and otherwise issued in accordance with the terms of this Indenture and (C) travel and relocation loans and advances to employees made in the ordinary course of business;
(xi)    Investments the payment for which consists solely of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company, as applicable;
(xii)    any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.10 or any other disposition of property or assets not constituting an Asset Sale;
(xiii)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;
(xiv)    guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary otherwise permitted by Section 4.9;
(xv)    the issuance of any letter of credit or similar support for the obligations of any insurance Subsidiary in the ordinary course of business;
(xvi)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(xvii)    Investments of a Restricted Subsidiary of the Company acquired after the Issue Date or of an entity merged into or consolidated with the Company or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.1 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and
(xviii)    any Investment by the Company or any Restricted Subsidiary in Foreign Subsidiaries or in connection with a joint venture on or after the Issue Date not to exceed $75 0 million, in aggregate amount at any one time outstanding (with Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) so long as such Foreign Subsidiary or joint venture is engaged only in a Permitted Business.
“Permitted Liens” means:
(i)    Liens existing at the Issue Date (other than) those securing Credit Agreement Obligations);
(ii)    Liens that secure Obligations Incurred pursuant to clause (i) or (viii) of the definition of “Permitted Debt” (including cash management obligations and Hedging Obligations owed to a lender or an Affiliate of a lender or a Person that was a lender or an affiliate of a lender at the time it entered into such cash management obligation or Hedging Obligation under the Credit Agreement and described as “Bank Product Obligations” in the Intercreditor Agreement), provided that such Liens are subject to the provisions of the Intercreditor Agreement;
(iii)    any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained);
(iv)    any carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s, repairmen’s or other similar Liens arising, in the case of such other similar Liens, in the ordinary course of business and by law for sums not then due and payable after giving effect to any applicable grace periods (or which, if due and payable, are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained);
(v)    survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the Company or its Subsidiaries or materially impair the operation of the business of such Person;
(vi)    pledges or deposits (a) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations, completion guarantees or the requirements of any official body, or (b) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales, work in process relating to progress payment contracts for the construction of equipment or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (c) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above or (d) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;
(vii)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary or Liens on any property or asset prior to the acquisition thereof by the Company (and in any case not created or Incurred in anticipation of such transaction other than Liens to secure Debt Incurred pursuant to clause (xxii) of the definition of “Permitted Debt”); provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition of a Person on property of such Person of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(viii)    Liens in favor of the Company or any Guarantor, Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor in favor solely of another Restricted Subsidiary of the Company that is not a Guarantor, and Liens securing Debt of a Restricted Subsidiary that is a Guarantor owed to and held by the Company or a Restricted Subsidiary that is a Guarantor thereof;
(ix)    other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of the Company or any of its Restricted Subsidiaries;
(x)    Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clause (vii); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the refinanced Debt plus any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing or refunding;
(xi)    Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;
(xii)    licenses of intellectual property granted in the ordinary course of business;
(xiii)    Liens to secure Capital Lease Obligations permitted to be incurred pursuant to clause (ix) of the definition of “Permitted Debt,” provided that such Liens do not extend to any Collateral;
(xiv)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(xv)    Liens securing Purchase Money Debt permitted to be Incurred pursuant to clause (ix) of the definition of “Permitted Debt” to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant, equipment or other assets of such Person (whether through direct purchase of assets or Capital Interests of any Person owning such assets); provided, however, that the Lien may not extend to any Collateral or other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof and except for customary cross collateral arrangements with respect to property or equipment financed by the same financing source pursuant to the same financing scheme);
(xvi)    Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (a) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (b) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;
(xvii)    Liens (a) that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and/or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (b) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(xviii)    Liens securing judgments not constituting an Event of Default under clause (7) under Section 6.1 so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(xix)    deposits made in the ordinary course of business to secure liability to insurance carriers, lessors, utilities and other service providers;
(xx)    leases, subleases, licenses or sublicenses granted to others in the ordinary course of business so long as such leases, subleases, licenses or sublicenses which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;
(xxi)    Liens arising from UCC financing statement filings or other applicable similar filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;
(xxii)    Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Debt and other obligations of such Restricted Subsidiary incurred in compliance with this Indenture;
(xxiii)    Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes outstanding on the Issue Date, the Guarantees and the Permitted Additional Pari Passu Obligations;
(xxiv)    any extensions, renewal, replacement, refunding or refinancing (or successive extensions, renewals, replacements, refunding or refinancing), in whole or in part, of any Lien described in the foregoing clauses (i) through (xxiii) and clauses (xxv) through (xxxiv) below; provided that any such extension, renewal, replacement refunding or refinancing shall not extend to any other property other than such item of property originally covered by such Lien or by improvement thereof or additions or accessions thereto (including any after acquired property to the extent it would have been subject to the original Lien);
(xxv)    Liens securing Debt, as measured by principal amount, which, when taken together with the principal amount of all other Debt secured by Liens pursuant to this clause (xxv) at the time of determination, does not exceed $50.0 million in the aggregate at any one time outstanding.
(xxvi)    with respect to any leasehold interest where the Company or any Restricted Subsidiary is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;
(xxvii)    Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located;
(xxviii)    Liens on the Capital Interests of Unrestricted Subsidiaries;
(xxix)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(xxx)    any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;
(xxxi)    [Reserved];
(xxxii)    Liens on shares of Capital Interests of a joint venture held by the Company or any Guarantor;
(xxxiii)    Liens securing Hedging Obligations not incurred in violation of the Indenture (and not for speculative purposes); provided that with respect to Hedging Obligations relating to Debt, such Lien extends only to the property securing such Debt; and
(xxxiv)    Liens securing insurance premium financing arrangements; provided that such Lien is limited to the applicable insurance carriers and the related insurance policy, rights and obligations thereunder and/or proceeds thereof.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.
“Pro Forma Cost Savings” means, without duplication, with respect to any period, the net reduction in costs and other operating improvements or synergies that have been realized or are reasonably anticipated to be realized in good faith with respect to a pro forma event within twelve months of the date of such pro forma event and that are reasonable and factually supportable, as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such four-quarter period in order to achieve such reduction in costs; provided that (A) Pro Forma Cost Savings described in the preceding sentence shall be accompanied by a certificate delivered to the Trustee from the Company’s Chief Financial Officer that outlines the specific actions taken or to be taken and the net cost reductions and other operating improvements or synergies achieved or to be achieved from each such action and certifies that such cost reductions and other operating improvements or synergies meet the criteria set forth in the preceding sentence, (B) no cost savings or operating expense reductions shall be added pursuant to this defined term to the extent duplicative of any expense or charges otherwise added to Consolidated EBITDA, whether a pro forma adjustment or otherwise, for such period, (C) the aggregate amount of cost savings and operating expense reductions added pursuant to this definition in any period of Four-Quarter Period shall not exceed 10% of Consolidated EBITDA for such Four-Quarter Period (determined prior to giving effect to any such Pro Forma Cost Savings) and (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this definition to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings and operating expense reductions.
“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Money Debt” means Debt (i) Incurred to finance the purchase, lease, construction (including additions) or improvement of any assets (whether through the direct purchase of assets or the Capital Interests of any Person owning such assets) of such Person or any Restricted Subsidiary; and (ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof).
“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.
“Qualified Equity Offering” means (i) a public equity offering of Qualified Capital Interests of the Company or any direct or indirect parent of the Company pursuant to an effective registration statement under the Securities Act or (ii) a private equity offering of Qualified Capital Interests of the Company or any direct or indirect parent of the Company, other than (x) any such public or private sale to an entity that is an Affiliate of the Company, and (y) any public offerings registered on Form S-8.
“Real Property” means any estates or interests in real property now or hereafter owned or otherwise held or leased (including any ground lease) by the Company or its Restricted Subsidiaries and the improvements thereto.
“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company or its Restricted Subsidiaries to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company or such Restricted Subsidiary, as the case may be, may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.7. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.
“Refinancing Debt” means Debt that refunds, refinances, renews, replaces, extends, discharges or defeases any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that
(i)    the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, renewed, refinanced or replaced, extended, discharged or defeased, if such Debt was subordinated to the Notes,
(ii)    the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes;
(iii)    the Refinancing Debt has a Weighted Average Life to Maturity at the time such Refinancing Debt is Incurred that is either (a) equal to or greater than the Weighted Average Life to Maturity of the Debt being refunded, refinanced, renewed, replaced, extended, discharged or defeased or (b) at least 91 days after the maturity date of the Notes,
(iv)    such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such or, if applicable, the liquidation preference face amount or the like) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums (including tender premiums), if any, with respect to such Debt being refunded, refinanced, renewed, replaced, extended, discharged or defeased and (c) the amount of fees, expenses and costs related to the Incurrence of such Refinancing Debt; and
(v)    such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced, extended, discharged or defeased, except that (i) the Company and any Restricted Subsidiary that is a Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of, the Company or any Restricted Subsidiary of the Company that is a Guarantor and (ii) any Restricted Subsidiary of the Company that is not a Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace, extend, discharge or defease Debt of any Restricted Subsidiary of the Company that is not a Guarantor;
provided that subclauses (i), (ii) and (iii) of this definition shall not apply to any refunding, refinancing, renewal, replacement or extension of any secured Debt constituting Consolidated First Lien Debt.
“Related Beneficiary” means a Relative of Ronald M. Simon that is or was a beneficiary of a trust or family partnership established, or caused to be established, by him for estate planning purposes.
“Relative” means, with respect to any individual, the spouse, parents, siblings and descendants of such individual and their respective issue (whether by blood or adoption and including stepchildren) and the spouses of such persons.
“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Department (or any successor unit or department) of the Trustee assigned to the Corporate Trust Office of the Trustee and responsible for administering this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.
“Restricted Payment” is defined to mean any of the following:
(i)    any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company; provided that (a) dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in the Company or any Restricted Subsidiary of the Company, as applicable, and (b) dividends or distributions payable to a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary of the Company on a pro rata basis shall not be “Restricted Payments”;
(ii)    any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company or any of its Restricted Subsidiaries, including any issuance of Debt, in exchange for such Capital Interests or the conversion or exchange of such Capital Interests into or for Debt other than any such Capital Interests owned by the Company or any Restricted Subsidiary;
(iii)    any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof; and
(iv)    any Investment by the Company or a Restricted Subsidiary in any Person (including an Unrestricted Subsidiary), other than a Permitted Investment.
“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means the security agreement to be dated as of the Issue Date between the Collateral Agent, the Company and the Guarantors granting, among other things, a second-priority Lien on the Collateral subject to Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Security Documents” means the Security Agreement, any mortgages, deeds of trust, deeds to secure debt, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.
“Senior Secured Note Documents” means this Indenture, the Notes, the Note Guarantees and the Security Documents.
“Shareholder Plan Subordinated Debt” means subordinated Debt incurred by the Company to finance or refinance stock option transactions and redemption of Capital Interests issued pursuant to a stock compensation or similar plan.
“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof
“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable or such other date as specified herein.
“Subsidiary” means, with respect to any specified Person,
(1)    any corporation, association or other business entity (other than a trust) of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.
“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Subsidiaries in accordance with GAAP, as shown on the then most recent balance sheet of such Person.
“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Transactions” means the Transactions (as defined in the Offering Memorandum), including the issuance of the Notes and the application of the use of proceeds as described in the Offering Memorandum.
“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.
“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, in the case of a satisfaction and discharge or defeasance, two business days prior to the date on which funds are deposited with the Trustee) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 15, 2018; provided that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, however, that if the period from such redemption date to March 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Monies” means all cash, Eligible Cash Equivalents and cash equivalents received by the Trustee:
(1)    upon the release of Collateral from the Lien of the Indenture or the Security Documents, including all Net Cash Proceeds and all moneys received in respect of the principal of all purchase money, governmental and other obligations;
(2)    pursuant to the Security Documents;
(3)    as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Security Documents or otherwise; or
(4)    for application as provided in the relevant provisions of the Indenture or any Security Document or which disposition is not otherwise specifically provided for in the Indenture or in any Security Document;
provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of Notes pursuant to an Offer to Purchase in accordance with the terms of the Indenture and shall not include any cash received or applicable by the Trustee in payment of its fees, expenses, indemnity or other similar payments (or, prior to the Discharge of Credit Agreement Obligations, any Collateral).
“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.
“UCC” means the Uniform Commercial Code (or any successor statute) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“Unrestricted Cash” means cash and Eligible Cash Equivalents of the Company or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Company or any of its Restricted Subsidiaries.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary designated as such by the Board of Directors of the Company in compliance with Section 4.19; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 U.S.A. Patriot Act (Title III of Pub. L. 107-56).
“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.
“Weighted Average Life to Maturity” means, when applied to any Debt, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Debt multiplied by the amount of such payment, by (2) the sum of all such payments.
SECTION 1.2    Other Definitions.

Term	Defined in Section

“Act”	13.13
“Affiliate Transaction”	4.11
“Agent Members”	2.6
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Company Order”	2.2
“covenant defeasance”	8.3
“Covenant Suspension Event”	4.21(a)
“Custodian”	6.1
“defeasance”	8.3
“Discharge”	8.8
“Event of Default”	6.1
“Excess Proceeds”	4.10
“legal defeasance”	8.2
“Note Register”	2.3
“obligor”	1.3
“Offer Amount”	3.9
“Purchase Price”	4.14
“QM”	2.1
“QIB Global Note”	2.1
“Ratio Test”	4.9
“redemption date”	3.1
“Registrar”	2.3
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Reversion Date”	4.21(b)
“Rule 144A”	2.1
“Surviving Entity”	5.1
“Suspended Covenants”	4.21(a)
“Suspension Date”	4.21(a)
“Suspension Period”	4.21(c)

SECTION 1.3    Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.
The following TIA term used in this Indenture has the following meaning:
“obligor” on the Notes means the Issuer, the Guarantors and any successor obligor upon the Notes.
Unless otherwise defined herein, all other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.
SECTION 1.4    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein;
(2)    an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;
(6)    provisions apply to successive events and transactions;
(7)    references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;
(8)    “including” means “including without limitation”; and
(9)    “will” shall be interpreted to express a command.
ARTICLE II

THE NOTES
SECTION 2.1    Form and Dating.
The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(a)    The Notes shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.
Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6 hereof.
Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.
(b)    The Initial Notes are being issued by the Issuer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) or (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Issuer, in accordance with Section 2.16. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall initially be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.
(c)    Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.
The Issuer shall execute and the Trustee shall, upon receipt of the Company Order, in accordance with Section 2.1(b) and Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for the Depositary.
The Trustee shall have no responsibility or obligation to any Holder, any member of (or a Participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and any Beneficial Owners in the Notes.
(d)    Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.
(e)    Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear the OID Legend in substantially the form set forth in Exhibit A.
SECTION 2.2    Execution and Authentication.
One Officer of the Issuer shall sign the Notes by manual, facsimile or electronically transmitted signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall, upon receipt of a written order of the Issuer signed by one Officer of the Issuer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (a “Company Order”), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the reverse of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.17 hereof.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.
SECTION 2.3    Registrar; Paying Agent.
The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Issuer fails to appoint or mention another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.
The Issuer shall notify the Trustee and the Holders of the name and address of any Paying Agent not a party to this Indenture. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of Section 317(b) of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Issuer for such purposes; provided, however, no legal service of process may be made at an office of the Trustee.
The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.
SECTION 2.4    Paying Agent To Hold Money in Trust.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(8) hereof, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.5    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and the Issuer shall otherwise comply with TIA § 312(a).
SECTION 2.6    Book-Entry Provisions for Global Securities.
(a)    Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(e).
Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
(b)    Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within one hundred and twenty (120) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.
(c)    In connection with the transfer of the entire Global Note to Beneficial Owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon receipt of the Company Order authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.
(d)    The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold an interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(e)    Each Global Note shall bear the Global Note Legend on the face thereof.
(f)    At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.
(g)    General provisions relating to transfers and exchanges:
(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.
(ii)    No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14 and 9.5 hereto).
(iii)    All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall, upon execution by the Issuer and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.
(iv)    The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(v)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.
(vi)    The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.
(vii)    Each Holder agrees to provide indemnity to the Issuer and the Trustee satisfactory to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
(viii)    The Trustee (whether as Trustee, Registrar or Paying Agent) shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof
SECTION 2.7    Replacement Notes.
If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of the Company Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge a Holder for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.8    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.9    Treasury Notes.
In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Note Register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.
SECTION 2.10    Temporary Notes.
Until permanent Global Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of the Company Order, authenticate temporary Global Notes. Temporary Notes shall be substantially in the form of permanent Global Notes but may have variations that the Issuer consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of the Company Order, authenticate permanent Global Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
SECTION 2.11    Cancellation.
The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7 hereof, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be cancelled in accordance with its customary practice, and, upon request, certification of their cancellation delivered to the Issuer.
SECTION 2.12    Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date. At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed (or in the case of Notes held in book-entry form, shall deliver or cause to be deliver by electronic submission) to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
SECTION 2.13    Record Date.
The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316 (c).
SECTION 2.14    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
SECTION 2.15    CUSIP Number.
The Issuer in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if the Issuer do so, the Issuer may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP and/or ISIN or other similar number.
SECTION 2.16    Special Transfer Provisions.
Unless and until a Transfer Restricted Note is transferred or exchanged pursuant to an exemption under the Securities Act or under an effective registration statement under the Securities Act, the following provisions shall apply:
(a)    Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):
(i)    The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.
(ii)    If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.
(b)    Transfers Pursuant to Regulation S. The Registrar shall register the transfer of any Regulation S Global Note without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:
(i)    The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.
(ii)    If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.
(c)    Transfer Restricted Notes. Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amount.
(d)    Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon request by any Holder, the Issuer shall cooperate to have the Restricted Notes Legend removed if the Issuer has determined such legend is no longer required.
(e)    General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture.
The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.
SECTION 2.17    Issuance of Additional Notes.
The Issuer shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions; provided that such issuance is not otherwise prohibited by the terms of this Indenture, including Section 4.9. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.
With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
(1)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(2)    the issue price, the Issue Date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and
(3)    whether such Additional Notes shall be Transfer Restricted Notes.
ARTICLE III

REDEMPTION AND PREPAYMENT
SECTION 3.1    Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, the Issuer shall furnish to the Trustee, subject to the last paragraph of Section 3.3, at least thirty (30) days (or such shorter period as is acceptable to the Trustee) and not more than sixty (60) days before a date fixed for redemption (the “redemption date”), an Officers’ Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
SECTION 3.2    Selection of Notes To Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (so long as the Trustee knows of such listing) or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in the case of notes held in book entry form, in accordance with DTC’s applicable procedures (and in a manner that complies with applicable legal requirements); provided that no Notes of $2,000 or less shall be redeemed in part. On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.
SECTION 3.3    Notice of Redemption.
Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed by first class mail (or in the case of Notes held in book-entry form, deliver or cause to be delivered by electronic submission), a notice of redemption to each Holder whose Notes are to be redeemed.
The notice shall identify the Notes to be redeemed and shall state:
(1)    the redemption date;
(2)    the redemption price;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(4)    the name, telephone number and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
(7)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(8)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and a copy of the notice to the Holders setting forth the information to be stated in the notices as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by mail or electronic submission or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.
SECTION 3.4    Effect of Notice of Redemption.
Once notice of redemption is delivered in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any, to such date.
SECTION 3.5    Deposit of Redemption of Purchase Price.
On or before 11:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or an Affiliate is acting as a Paying Agent, shall segregate and hold in trust as provided in Section 2.4 hereof) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of (including any Applicable Premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.
SECTION 3.6    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of the Company Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.7    Optional Redemption.
(a)    The Notes may be redeemed, in whole or in part, at any time prior to March 15, 2018, at the option of the Issuer at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
(b)    In addition, the Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after March 15, 2018, at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on:
Redemption
Year    Price
March 15, 2018     104.875%
March 15, 2019     103.250%
March 15, 2020     101.625%
March 15, 2021 and thereafter     100.000%
(c)    At any time prior to March 15 2018, the Issuer may,
(i)    with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption and that any such notice of redemption occurs within 90 days following the closing of any such Qualified Equity Offering; and
(ii)    redeem up to 10% of the aggregate principal amount of the Notes (including Additional Notes) that have been issued hereunder during each twelve-month period commencing with the Issue Date (with unused amounts from the first twelve-month period being permitted to be carried over to the next succeeding twelve-month period) at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date.
(d)    Any redemption may, at the Issuer’s option, be subject to one or more conditions precedent. Notice of any redemption upon any Qualified Equity Offering may be given prior to the completion thereof.
(e)    The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or any Affiliate may determine.
SECTION 3.8    Mandatory Redemption.
Except as set forth under Sections 3.10, 4.10 and 4.14 hereof, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
SECTION 3.9    Offer To Purchase.
In the event that the Issuer shall be required to commence an Offer to Purchase, an Asset Sale Offer, Change of Control Offer or a Qualified Equity Offering, the Issuer shall follow the procedures specified below.
Unless otherwise required by applicable law, an Offer to Purchase shall specify an Expiration Date of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of delivering of such Offer, and the Purchase Date for purchase of Notes within five Business Days after the Expiration Date. On the Purchase Date, the Issuer shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.14 (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase. The Issuer shall notify the Trustee in writing at least 5 days (or such shorter period as is acceptable to the Trustee) prior to the delivering of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be mailed (or in the case of Notes held in book entry form, by electronic submission) by the Issuer or, at the Issuer’s request and expense, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.
On or before 11:00 a.m. (New York City time) on each Purchase Date, the Issuer shall irrevocably deposit with the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, Change of Control Offer or Qualified Equity Offering, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five (5) days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest, if any, thereon, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of the Company Order, shall authenticate and mail or deliver at the expense of the Issuer such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by or on behalf of the Issuer to the Holder thereof.
SECTION 3.10    [Reserved.]
ARTICLE IV

COVENANTS
SECTION 4.1    Payment of Notes.
The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent holds (or, if the Issuer or an Affiliate is the Paying Agent, segregates in accordance with Section 2.4 hereof), as of 11:00 a.m. (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.
SECTION 4.2    Maintenance of Office or Agency.
The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands; provided, however no legal service of process may be made at an office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof.
SECTION 4.3    Provision of Financial Information.
So long as any Notes are outstanding, the Company will provide to the Trustee and, upon request, to Holders of Notes a copy of all of the information and reports referred to below:
(1)    within 90 days after the end of each fiscal year (or such longer period as may be permitted by the Commission if the Company was then subject to such Commission reporting requirements as a non-accelerated filer, including any extensions permitted under Rule 12b-25 of the Exchange Act), annual audited consolidated financial statements of the Company for such fiscal year including a “Management’s discussion and analysis of financial condition and results of operations” with respect to the periods presented and a report on the annual financial statements by the Company’s independent registered public accounting firm (all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included in the Offering Memorandum); and
(2)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as may be permitted by the Commission if the Company was then subject to such Commission reporting requirements as a non-accelerated filer, including any extensions permitted under Rule 12b-25 of the Exchange Act), unaudited quarterly consolidated financial statements of the Company (including a balance sheet, statement of operations and statement of cash flows) for the interim period as of, and for the period ending on, the end of such fiscal quarter including a “Management’s discussion and analysis of financial condition and results of operations” (all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included in the Offering Memorandum), subject to normal year-end adjustments and the absence of footnotes;
provided, however, that in addition to providing such information to the Trustee, make available to the Holders, prospective investors, market makers affiliated with any Initial Purchaser and securities analysts such information by posting to their website or on IntraLinks or any comparable password-protected online data system, in each case, within 15 days after the time the Company would be required to file such information with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act.
Notwithstanding the foregoing, (a) the Issuer will not be required to furnish any information, certificates or reports required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (ii) Regulation G or Item 10(e) of Regulation S-K promulgated by the Commission with respect to any non-generally accepted accounting principles financial measures contained therein or (iii) Rule 3-09 of Regulation S-X; (b) such reports will not be required to contain the separate financial information for Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X; and (c) such reports shall not be required to present compensation or beneficial ownership information.
The Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer or any direct or indirect parent of the Issuer has filed such reports with the Commission via the EDGAR (or successor) filing system and such reports are publicly available.
For so long as the Issuer has designated certain of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required to be provided by this Section 4.3 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the “Management’s discussion and analysis of financial condition and results of operation” or other comparable section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer; provided that the requirements of this paragraph shall not apply if the Total Assets of all the Unrestricted Subsidiaries are below $20.0 million.
In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision).
In addition, notwithstanding the foregoing, the financial statements, information and other information and other documents required to be provided as described above, may be those of (i) the Issuer or (ii) any direct or indirect parent of the Issuer, so long as in the case of clause (ii) such direct or indirect parent of the Issuer shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations or hold any material assets other than its direct or indirect ownership of all of the Capital Interests in, and its management of the Company or any direct or indirect parent of the Company; provided that, if the financial information so furnished relates to such direct or indirect parent of the Issuer, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.
So long as Notes are outstanding, the Issuer will also:
(a)    within 15 Business Days after furnishing to the Trustee the annual and quarterly reports required by clauses (1) and (2) of the first paragraph of this Section 4.3, hold a conference call to discuss such reports and the results of operations for the relevant reporting period, which conference call will be available for replay on the website or online data system referenced in clause (b) of this paragraph for seven days following such conference call; and
(b)    post to its website or on IntraLinks or any comparable password-protected online data system, which will require a confidentiality acknowledgment, prior to the date of the conference call required to be held in accordance with clause (a) of this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or informing Holders, prospective investors, market makers affiliated with any Initial Purchaser and securities analysts how they can obtain such information, including, without limitation, the applicable password or other login information.
Any Person who requests or accesses such financial information or seeks to participate in any conference calls required by this Section 4.3 will be required to represent to the Issuer (to the Issuer’s reasonable good faith satisfaction) that:
(1)    it is a Holder, a Beneficial Owner of the Notes, a prospective investor in the Notes or a market maker or securities analyst;
(2)    it will not use the information in violation of applicable securities laws or regulations;
(3)    it will keep such information provided confidential and will not communicate the information to any Person; and
(4)    it is not a Person (which includes such Person’s Affiliates) that (i) is principally engaged in Permitted Business, (ii) derives a significant portion of its revenues from operation of a Permitted Business or (iii) is a customer of the Company or any of its Subsidiaries.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
SECTION 4.4    Compliance Certificate.
The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 29, 2012, an Officers’ Certificate (which need not include the language required by Section 13.4) stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to the Officer signing such certificate, that, to his or her knowledge, each entity is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto. The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
SECTION 4.5    [Reserved].
SECTION 4.6    Stay, Extension and Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.7    Limitation on Restricted Payments.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:
(a)    no Event of Default shall have occurred and be continuing or will occur as a consequence thereof;
(b)    on a pro forma basis the Company would be permitted to Incur at least $1.00 of additional Debt pursuant to the provisions described in the first paragraph under Section 4.9; and
(c)    immediately after giving effect to such transaction on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by the next succeeding paragraph other than clauses (i), (x), (xiv) and (xv)) shall not exceed the sum (without duplication) of:
(1)    50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from and including January 4, 2015, and ending on the last day of the fiscal quarter for which consolidated financial statements are internally available immediately preceding the date of such proposed Restricted Payment, plus
(2)    100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus
(3)    100% of the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from (x) payments of interest on Debt, dividends, distributions or cash repayments of Investments or other transfers of assets or repayments of loans or advances (but only to the extent such interest, dividends or repayments were made in cash or represents the Fair Market Value of assets received and are not included in the calculation of Consolidated Net Income), in each case to the Issuer or any Restricted Subsidiary from any Person (including, without limitation, an Unrestricted Subsidiary) or (y) from the net proceeds from the sale of any such Investment or the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or its merger or consolidation with the Company or a Restricted Subsidiary (or the sale of the Capital Interests of an Unrestricted Subsidiary), in each case not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person.
Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv), (viii), (x), (xiv) or (xv) immediately after giving effect to such action, no Event of Default has occurred and is continuing:
(i)    the payment of any dividend or other distribution on Capital Interests in the Company or a Restricted Subsidiary or the consummation of any irrevocable redemption within 60 days after declaration or giving notice thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this Section 4.7;
(ii)    the repurchase, retirement or other acquisition of any Qualified Capital Interests of either the Company or any direct or indirect parent of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Capital Interests of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company;
(iii)    the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee by exchange for, or out of the net cash proceeds received from the Company of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or a Guarantor, as the case may be, Incurred in accordance with this Indenture or (y) of Qualified Capital Interests of the Company or any direct or indirect parent of the Company;
(iv)    (A) the purchase, retirement, redemption or other acquisition (or dividends to the Company or any direct or indirect parent of the Company to finance any such purchase, retirement, redemption or other acquisition) for value of Capital Interests of the Company or any direct or indirect parent of the Company held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer (or their permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; (B) the payment of any Restricted Payment, if applicable, in amounts required for any direct or indirect parent of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnity provided on behalf of, officers and employees of any direct or indirect parent of the Company, and general corporate overhead expenses of any direct or indirect parent of the Company, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Company and its Subsidiaries; (C) in amounts required for any direct or indirect parent of the Company to pay interest or principal on Debt the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Debt of, the Company Incurred in accordance with Section 4.9; provided, however, that any such contribution will not increase the amount available for Restricted Payments under the immediately preceding paragraph or be used to make a Restricted Payment pursuant to this paragraph of this covenant (other than payments permitted by this clause (iv)); provided, further, however, any such dividends, other distributions or other amounts used to pay interest are treated as interest payments of the Company for purposes of the Indenture or (D) in amounts required for any direct or indirect parent of the Company to pay fees and expenses, other than to Affiliates of the Company, related to any unsuccessful equity or debt offering of such parent; provided, however, that the aggregate amounts paid under this clause (iv) shall not exceed $10 0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(a)    the cash proceeds received by the Company from the sale of Capital Interests of the Company or any direct or indirect parent of the Company (to the extent contributed to the Company), in each case, to members of management, directors or consultants of the Company and its Restricted Subsidiaries or the Company or any direct or indirect parent of the Company that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the immediately preceding paragraph; plus
(b)    the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after the Issue Date; less
(c)    the amount of cash proceeds described in clause (a) or (b) of this clause (iv) previously used to make Restricted Payments pursuant to this clause (iv);
(provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year); in addition, cancellation of Debt owing to the Company or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Capital Interests of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;
(v)    repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interests represent a portion of the exercise price and applicable withholding taxes of those stock options, warrants or other convertible or exchangeable securities;
(vi)    the prepayment of intercompany Debt, the Incurrence of which was permitted pursuant to Section 4.9;
(vii)    cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;
(viii)    the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with Section 4.9 to the extent such dividends are included in the definition of “Consolidated Fixed Charges”;
(ix)    upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those contained in Section 4.10 and Section 4.14 at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control or in the case of subordinated Debt issued with significant original issue discount, 101% of the accreted value) or at a percentage of the principal amount thereof not higher than 100% of the principal amount thereof (in the case of an Asset Sale or in the case of subordinated Debt issued with significant original issue discount, 100% of the accreted value), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;
(x)    other Restricted Payments not in excess of $25.0 million in the aggregate;
(xi)    payments or distributions to satisfy dissenters’ rights pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company;
(xii)    Restricted Payments made in connection with the Transactions as described in the Offering Memorandum, including the special dividend to be paid to the Company’s stockholders, and the payment of any fees, expenses and consideration in connection with any agreement related thereto;
(xiii)    [Reserved];
(xiv)    Restricted Payments not in excess of $50 0 million in the aggregate; provided that, immediately after giving pro forma effect thereto and the Incurrence of any Debt in connection therewith, the Consolidated Total Debt Ratio of the Company and its Restricted Subsidiaries would not be greater than 4.00 to 1.0; and
(xv)    any Restricted Payment; provided that, immediately after giving pro forma effect thereto and the Incurrence of any Debt in connection therewith, the Consolidated Total Debt Ratio of the Company and its Restricted Subsidiaries would not be greater than 3.25 to 1.0.
For purposes of this Section 4.7, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may classify and/or divide such Investment or Restricted Payment in any manner that complies with this Section 4.7 and may later reclassify and/or divide any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Guarantor in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7 or clause (x) above, in each case to the extent such Investments would otherwise be so counted.
If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.10, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7 or clause (x) above, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the greater of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7.
For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

SECTION 4.8	Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to this Indenture, the Security Documents, law, rules or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.
However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:
(a)    any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement or any future Debt incurred in compliance with this Indenture (so long as such restrictions are not materially more restrictive, taken as a whole, than the Credit Agreement) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of the Company, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions, than those contained in these agreements on the Issue Date or refinancings thereof;
(b)    any encumbrance or restriction pursuant to an agreement relating to an acquisition or disposition of property or assets, so long as the encumbrances or restrictions in any such agreement relate solely to the property or assets, as applicable, so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof) or disposed, as applicable;
(c)    any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;
(d)    any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Company than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;
(e)    customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;
(f)    any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;
(g)    any encumbrance or restriction by reason of applicable law, rule, regulation or order;
(h)    any encumbrance or restriction under this Indenture, the Notes, the Note Guarantees and the Security Documents;
(i)    restrictions on cash and other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(j)    any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
(k)    Liens securing Debt otherwise permitted to be incurred under this Indenture, including pursuant to Section 4.12, that limit the right of the debtor to dispose of the assets subject to such Liens;
(l)    customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by this Indenture, which limitation is applicable only to the assets (including Capital Interests of Subsidiaries) that are the subject of such agreements; and
(m)    any agreement for the sale or disposition of a Restricted Subsidiary that restricts distributions prior to the sale.
SECTION 4.9    Limitation on Incurrence of Debt.
The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Company and any of its Restricted Subsidiaries may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0 (the “Ratio Test”) determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) and (b) no Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt; provided further that the aggregate amount of Debt (including Acquired Debt) that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $20 0 million at the time of Incurrence at any one time outstanding.
Notwithstanding the paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.
For purposes of determining compliance with this Section 4.9, (A) Debt need not be Incurred solely by reference to one category of Permitted Debt described in clauses of the definition thereof or pursuant to the first paragraph of this covenant but is permitted to be Incurred in part under any combination thereof and (B) in the event that an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Debt described in the clauses of the definition thereof or is entitled to be Incurred pursuant to the first paragraph of this Section 4.9, the Company shall, in its sole discretion, classify, or reclassify, or later divide, classify or reclassify, such item of Debt (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such item of Debt in one of the Permitted Debt clauses or the first paragraph hereof and such item of Debt will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.
Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Capital Interests in the form of additional Capital Interests of the same class, the accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt will not be deemed to be an Incurrence of Debt for purposes of this Section 4.9. Guarantees of or obligations in respect of letters of credit relating to Debt which is otherwise included in the determination of a particular amount of Debt shall not be included in the determination of such amount of Debt; provided, however, that the Incurrence of the Debt represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced.
Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.
Neither the Company nor any Guarantor will Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.
SECTION 4.10    Limitation on Asset Sales.
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of;
(2)    at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(a)    any liabilities, as shown on the most recent consolidated balance sheet of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or Restricted Subsidiary, as the case may be, from further liability; and
(b)    any securities, notes or other assets or obligations received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or Restricted Subsidiary, as the case may be, into cash within 365 days of their receipt to the extent of the cash received in that conversion; and
(3)    if such Asset Sale involves the disposition of Collateral, the Company or its Restricted Subsidiary has complied with the provisions of this Indenture and the Security Documents.
Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or Restricted Subsidiary) may apply such Net Cash Proceeds at its option:
(i)    to the extent such Net Cash Proceeds constitute proceeds from the sale of Collateral, to permanently repay (a) Obligations under the Credit Agreement and permanently reduce the related loan commitments thereunder or (b) the Notes and/or Permitted Additional Pari Passu Obligations (provided that if the Company or any Guarantor shall so reduce Obligations under Permitted Additional Pari Passu Obligations (other than Obligations under the Notes), the Company will equally and ratably reduce Obligations under the Notes as provided under Section 3.7 or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof, plus accrued and unpaid interest on the pro rata principal amount of Notes), in each case other than Debt owed to the Company or an Affiliate of the Company;
(ii)    to acquire assets constituting, or any Capital Interests of, a Permitted Business, if, after giving effect to any such acquisition of Capital Interests, such assets are owned by the Company or a Restricted Subsidiary or the Person owning such Permitted Business is or becomes a Restricted Subsidiary of the Company (or in the case of an Asset Sale of Collateral, to acquire additional Collateral);
(iii)    to make a capital expenditure in or that is used or useful in or an Investment in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets;
(iv)    to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;
(v)    to permanently repay Obligations under other Debt ranking parri passu with the Notes if the Asset Sale involves assets that are not Collateral; provided that the Issuer will equally and ratably reduce Obligations under the Notes as provided under Section 3.7, or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof, plus accrued and unpaid interest on the pro rata principal amount of Notes), in each case other than Debt owed to the Issuer or an Affiliate of the Issuer; or
(vi)    any combination of the foregoing; provided that, to the extent such Asset Sale involves the sale of Collateral, the consideration received therefor, together with any asset or property in which such consideration is invested pursuant to clause (ii), (iii) or (iv) above shall constitute Collateral subject to the Lien of the Security Document;
provided that a definitive binding agreement committing the Company or a Restricted Subsidiary to apply such Net Cash Proceeds in accordance with the requirements of clause (ii), (iii) or (iv), or any combination thereof, of this paragraph will be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as such commitment requires that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment and such Net Cash Proceeds are in fact so applied within such 180-day period.
Pending the final application of any Net Cash Proceeds, (i) in the case of Net Cash Proceeds that constitute proceeds from the sale of Collateral, such Net Cash Proceeds shall be deposited directly into the Collateral Account or (ii) in the case of Net Cash Proceeds that do not constitute proceeds from the sale of Collateral, the Company (or Restricted Subsidiary) may temporarily reduce borrowings under the Credit Agreement or any revolving credit facility, or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.
Subject to the next succeeding paragraph, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15 0 million (it being understood that the Company may, in its sole discretion, make an Offer to Purchase pursuant to this Section 4.10 prior to the time that the aggregate amount of Excess Proceeds exceeds $15 0 million), within thirty (30) days thereof, the Company will make an Offer to Purchase to all Holders of Notes and to all holders of Permitted Additional Pari Passu Obligations equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under this Indenture. If the aggregate principal amount of Notes and other Permitted Additional Pari Passu Obligations tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and either the Company or the agent for such other Permitted Additional Pari Passu Obligations shall select the other Permitted Additional Pari Passu Obligations to be purchased on a pro rata basis. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.
The Company and its Restricted Subsidiaries will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company and its Restricted Subsidiaries will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.
SECTION 4.11    Limitation on Transactions with Affiliates.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company with a Fair Market Value in excess of $10 0 million (each of the foregoing, an “Affiliate Transaction”) unless:
(i)    such Affiliate Transaction is on terms that are not less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with an unaffiliated party; and
(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.
The foregoing limitation does not limit, and shall not apply to:
(1)    Restricted Payments that are permitted by Section 4.7 of this Indenture and Permitted Investments;
(2)    the payment of reasonable fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary;
(3)    any employment agreement, arrangement or plan or similar arrangement entered into by the Company or a Restricted Subsidiary in the ordinary course of business, including the payment of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Restricted Subsidiary;
(4)    transactions between or among the Company and/or its Restricted Subsidiaries;
(5)    the issuance of Capital Interests (other than Redeemable Capital Interests) of the Company otherwise permitted hereunder;
(6)    any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous (taken as a whole) to the Holders of the Notes in any material respect;
(7)    transactions in which the Company delivers to the Trustee a written opinion from a nationally recognized investment banking, accounting or appraisal firm to the effect that the transaction is fair, from a financial point of view, to the Company and any relevant Restricted Subsidiaries;
(8)    any contribution of capital to the Issuer;
(9)    transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business;
(10)    payments or loans (or cancellation of loans, advances or guarantees) or advances to officers, directors, employees or consultants or guarantees in respect thereof in the ordinary course of business;
(11)    any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns a Capital Interest in or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a material beneficial interest or otherwise materially participate in such Person;
(12)    transactions between the Company or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent of the Company, as the case may be, on any matter involving such other Person;
(13)    pledges of Capital Interests of Unrestricted Subsidiaries;
(14)    the existence of, or the performance by the Company or any of its Restricted Subsidiaries of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future;
(15)    any issuance of Capital Interests pursuant to employment agreements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors of the Company; and
(16)    the grant of equity incentives or similar rights in the ordinary course of business to employees and directors pursuant to plans approved by the Board of Directors of the Company.
SECTION 4.12    Limitation on Liens.
The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to the Collateral except Permitted Collateral Liens. Subject to the immediately preceding sentence, the Company will not, and will not permit any of its Restricted Subsidiaries to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom with respect to property (other than, in each case, Collateral) that secures Debt without securing the Notes and all other amounts due under this Indenture and the Security Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.
Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien giving rise to such equal and ratable requirement.
For purposes of determining compliance with this Section 4.12, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Collateral Liens and/or Permitted Liens described in definition of “Permitted Collateral Liens” or “Permitted Liens,” as applicable, or pursuant to the first paragraph of this Section 4.12 but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt meets the criteria of one or more of the categories of Permitted Collateral Liens and/or Permitted Liens described in the definition of “Permitted Collateral Liens” or “Permitted Liens,” as applicable, or pursuant to the first paragraph of this Section 4.12, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this Section 4.12 and will only be required to include the amount and type of such Lien or such item of Debt secured by such Lien in one of the clauses of the definition of “Permitted Collateral Liens” or “Permitted Liens,” as applicable, and such Lien securing such item of Debt will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.
With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt that is not deemed to be an Incurrence of Debt or reserve of capital stock for purposes of Section 4.9.
SECTION 4.13    [Reserved].
SECTION 4.14    Offer To Purchase upon Change of Control.
Upon the occurrence of a Change of Control, the Issuer will make an Offer to Purchase (the “Change of Control Offer”) all of the outstanding Notes at a purchase price (the “Purchase Price”) in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date (the “Change of Control Payment”). For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuer commences an Offer to Purchase all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.
On the Purchase Date, the Issuer shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) otherwise comply with Section 3.9.
The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.
The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to Section 3.7.
The Notes repurchased by the Issuer pursuant to a Change of Control Offer shall have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. The Notes purchased by a third party pursuant to the preceding paragraph shall have the status of Notes issued and outstanding.
The Issuer will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities or regulations in connection with any Change of Control Offer as described above and no Default or Event of Default shall be deemed to have occurred as a result of such compliance.
In addition, an Offer to Purchase may be made in advance of a Change of Control or may be conditional upon such Change of Control.
SECTION 4.15    Maintenance of Collateral and Corporate Existence.
The Company will, and will cause each of the Restricted Subsidiaries to (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business); (ii) from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times and (iii) keep its insurable property insured at all times by financially sound and reputable insurers. The Company and each Guarantor shall add the Collateral Agent as a co-loss payee on property and casualty policies and as an additional insured as its interests may appear on the liability policies.
SECTION 4.16    [Reserved].
SECTION 4.17    [Reserved].
SECTION 4.18    Additional Note Guarantees.
If, after the Issue Date, the Company acquires or creates any Subsidiaries, the Company will cause each of its wholly-owned Restricted Subsidiaries (other than (x) any Foreign Subsidiary, (y) any Restricted Subsidiary that is prohibited by law from guaranteeing the Notes or that would experience material adverse tax consequences as a result of providing a guarantee of the Notes (so long as, in the case of this clause, such Restricted Subsidiary has not provided a guarantee of any other Debt of the Company or any Guarantor) that is not then a Guarantor and (z) any Excluded Subsidiary), within 20 Business Days of the date that such Subsidiary has been acquired or created, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Guarantor under this Indenture governing the Notes providing for a Note Guarantee by such Restricted Subsidiary that ranks pari passu with the guarantee of such Debt under the Credit Agreement.
Each Note Guarantee by a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Obligations of any Person that is or becomes a Guarantor after the Issue Date will be secured equally and ratably by a second-priority security interest in the Collateral granted to the Collateral Agent for the benefit of the Holders of the Notes and the holders of Permitted Additional Pan Passu Obligations. Such Guarantor will enter into a joinder agreement to the applicable Security Documents and take all actions required thereunder to perfect the liens created thereunder.
SECTION 4.19    Limitation on Creation of Unrestricted Subsidiaries.
The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.
The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:
(x)    the Subsidiary to be so designated has total assets of $1,000 or less; or
(y)    immediately after giving effect to such designation, the Company either (i) could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph under Section 4.9 or (ii) would have a Consolidated Fixed Charge Coverage Ratio that is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to giving effect to such transaction; provided further that, in each case, the Company could make a Restricted Payment or a Permitted Investment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment or a Permitted Investment for the purpose of calculating the amount available in connection with Section 4.7.
An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.
SECTION 4.20    Further Assurances.
The Company will, at its expense and will cause each of its existing and future Restricted Subsidiaries, at its expense, to duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper or the Collateral Agent may reasonably request (although the Collateral Agent shall not have any obligation to request) to:
(1)    grant, evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral in favor of the Collateral Agent for its benefit and for the benefit of the Holders of the Notes and any Permitted Additional Pari Passu Obligations and the Trustee; and
(2)    otherwise effectuate the provisions or purposes of this Indenture and the Security Documents.
Notwithstanding anything to the contrary in the foregoing, the Company and the Guarantors will not be required to (v) take any action to grant, evidence, perfect, maintain or enforce any security interest in the Excluded Assets, (w) enter into or obtain any pledge of the stock of the Foreign Subsidiaries under the laws of their respective jurisdictions, (x) obtain from any owner of Real Property occupied by the Company or a Guarantor any consent, estoppel, or collateral access agreement, except to the extent required by the Security Documents, (y) enter into or obtain any mortgage or deed of trust with respect to any fee interest or leasehold interest or the Company or the Guarantor in Real Property, except to the extent required by this Indenture, or (z) enter into or obtain any control agreement for any account maintained by the Company or a Guarantor, except to the extent required by the Security Documents.
SECTION 4.21    Covenant Suspension.
(a)    If on any date following the Issue Date:
(1)    the Notes are rated both at least Baa3 (stable) by Moody’s and at least BBB-(stable) by Standard & Poor’s (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency); and
(2)    no Default or Event of Default shall have occurred and be continuing,
(the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day (the “Suspension Date”) and subject to the provisions of the following paragraph, the Company and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture: Sections 4.7, 4.8, 4.9, 4.10, 4.11 and 4.18, clause (y) of the second paragraph of Section 4.19 and clause (iii) of the first paragraph of Section 5.1 (the “Suspended Covenants”).
(b)    Notwithstanding the foregoing, if the rating assigned by such rating agency should subsequently decline and the Notes are not rated both at least Baa3 (stable) by Moody’s and at least BBB-(stable) by Standard & Poor’s (or if either such agency ceases to rate the Notes, the equivalent investment grade credit rating from another nationally recognized statistical rating organization), then the Suspended Covenants shall be reinstated as of and from the date of such rating decline (the “Reversion Date”). Notwithstanding that the suspended covenants may be reinstated, no Default shall be deemed to have occurred as a result of a failure to comply with such suspended covenants during any period such covenants have been suspended.
(c)    The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Calculations under the reinstated Section 4.7 shall be made as if such section had been in effect since the Issue Date. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under clause (A) of Section 4.7, except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that section was suspended. On each Reversion Date, all Debt Incurred during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (iii) of the definition of Permitted Debt.
(d)    During any period that the foregoing covenants have been suspended, the Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.19.
(e)    The Issuer shall deliver an Officers’ Certificate to the Trustee specifying (i) if a Suspension Period has commenced or ended, (ii) the dates of such commencement or ending and (iii) other relevant matters. The Trustee shall have no duty to monitor whether or not any covenants have been suspended or, if a Suspension Period has commenced or ended, nor does it have any duty to notify the noteholders of any of the preceding.
SECTION 4.22    After Acquired Property.
After the acquisition of any Real Property (other than Excluded Real Property) by the Company or any Guarantor, to the extent requested by the Credit Agreement Collateral Agent (or after the Discharge of Credit Agreement Obligations has occurred, no later than 90 days after the acquisition of such Real Property), the Company or such Guarantor will provide the Collateral Agent (i) a mortgage duly executed and delivered by the Company or applicable Guarantor, (ii) a title insurance policy for such property available in each applicable jurisdiction insuring the Lien of each such mortgage as a valid first or second priority Lien, as the case may be, on the property described therein, free of any other Liens except as expressly permitted by the Senior Secured Note Documents, together with such endorsements, coinsurance and reinsurance in such amounts as the Collateral Agent may reasonably request, (iii) a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each mortgaged property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Company or each Guarantor relating thereto) and if any improvements on any mortgaged property is designated as a “flood hazard area,” evidence of such flood insurance with a financially sound and reputable insurer in an amount reasonably acceptable to the Credit Agreement Collateral Agent and if the Credit Agreement is not outstanding then in the good faith judgment of the Company and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the applicable flood insurance laws, (iv) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such mortgaged property, (v) an opinion of local counsel for the Company or such Guarantor in the jurisdiction of such Real Property, addressed to the Collateral Agent and the other secured parties and reasonably acceptable to the Collateral Agent and (vi) such fixture filings and other items (if any) as are reasonably necessary or appropriate to perfect the Collateral Agent’s Lien in such Collateral.
ARTICLE V

SUCCESSORS
SECTION 5.1    Consolidation, Merger, Conveyance, Transfer or Lease.
The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:
(i)    either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture and (3) shall expressly assume, by supplemental indenture and, if applicable, other necessary documentation executed and delivered to the Trustee and the Collateral Agent, the due and punctual performance of the covenants and obligations of the Company under the Security Documents; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;
(ii)    immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(iii)    immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing), either (a) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of Section 4.9 or (b) would have a Consolidated Fixed Charge Coverage Ratio that is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to giving effect to such transaction;
(iv)    the Company delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms;
(v)    the Collateral owned by or transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens, in each case except as otherwise permitted by this Indenture; and
(vi)    the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture.
The preceding clause (ii) and (iii) will not prohibit a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof so long as the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby, except for Debt incurred in the ordinary course of business to pay fees, expenses and other costs associated with such transaction.
For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 4.19 and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.
SECTION 5.2    Successor Person Substituted.
Upon any transaction or series of transactions involving the Company that are of the type described in Section 5.1 and are effected in accordance with the conditions described therein in which the Company is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.
ARTICLE VI

DEFAULTS AND REMEDIES
SECTION 6.1    Events of Default.
Each of the following constitutes an “Event of Default”:
(1)    default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
(2)    default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
(3)    failure to perform or comply with Section 5.1;
(4)    except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms (except as specifically provided in this Indenture);
(5)    default in the performance, or breach, of (i) any covenant or agreement of the Company or any Guarantor in this Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) (3) or (4) above or (y) a covenant or agreement contained in Section 4.3), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement contained in Section 4.3 and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(6)    a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary of the Company having, individually or in the aggregate, a principal or similar amount outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of such Debt when due and payable at the stated maturity of such Debt (after the expiration of any applicable grace period with respect thereto);
(7)    the entry against the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $25.0 million (other than any judgments covered by indemnities or insurance policies as to which liability coverage has not been denied by the insurance company or indemnifying party), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;
(8)    (i) the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Code:
(a)    commences a voluntary case,
(b)    consents to the entry of an order for relief against it in an involuntary case,
(c)    consents to the appointment of a Custodian of it or for all or substantially all of its property,
(d)    makes a general assignment for the benefit of its creditors, or
(e)    admits, in writing, its inability generally to pay its debts as they become due; or
(ii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:
(a)    is for relief against the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
(b)    appoints a Custodian of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
(c)    orders the liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Code; or
(9)    unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, default by the Company or any of its Restricted Subsidiaries or Guarantors in the performance of the Security Documents which adversely affects in any material respect the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral, the repudiation or disaffirmation by the Company or any of its Restricted Subsidiaries or Guarantors of any material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any of its Restricted Subsidiaries or Guarantors party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Note Obligations and demanding that such default be remedied.
The Trustee shall not be deemed to have notice of any Event of Default and shall not have any duty or responsibility in respect thereof unless and until a Responsible Officer of the Trustee has received written notice of such Event of Default or has actual knowledge of such Event of Default. Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or the existence of an Event of Default (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein).
SECTION 6.2    Acceleration.
If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.
In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Issuer or any of its Restricted Subsidiaries or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
If an Event of Default specified in clause (8) of Section 6.1 occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from the Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.
Pursuant to Section 4.4, the Issuer shall deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Issuer shall, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.
SECTION 6.3    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.4    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the written consent of all of the Holders of the Notes then outstanding. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 6.5    Control by Majority.
Subject to Section 7.2(f) and the Intercreditor Agreement, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.6    Limitation on Suits.
A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(a)    the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;
(b)    the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)    such Holder or Holders offer and provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;
(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and
(e)    prior to the expiration of such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.7    Rights of Holders of Notes To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.8    Collection Suit by Trustee.
If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.9    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.8 hereof To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.8 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10    Priorities.
Subject to the terms of the Intercreditor Agreement and the Security Agreement, any money or property collected by the Trustee or the Collateral Agent (or received by the Trustee from the Collateral under any Security Documents) pursuant to this Article VI and any money or other property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: to the Trustee (including any predecessor Trustee), in each of its capacities under the Indenture, the Collateral Agent, their agents and attorneys for amounts due under Section 7.8 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and/or the Collateral Agent and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively;
Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and
Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
SECTION 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII

TRUSTEE AND COLLATERAL AGENT
SECTION 7.1    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Security Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Security Documents. However, the Trustee shall be under a duty to examine such certificates and opinions in the case of certificates or opinions specifically required by any provision hereof to be furnished to it to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof or otherwise in accordance with the direction of the Holders of a majority in principal amount of outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee or the Collateral Agent under this Indenture or the Security Documents.
(d)    Whether or not therein expressly so provided, every provision of this Indenture or any provision of any Security Document that in any way relates to the Trustee or the Collateral Agent is subject to Sections 7.1 and 7.2 hereof
(e)    No provision of this Indenture or the Security Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability. The Trustee and the Collateral Agent shall be under no obligation to exercise any of their rights and powers under this Indenture or the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee and/or the Collateral Agent, as applicable, security and indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.2    Rights of Trustee.
(a)    The Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
(b)    Before the Trustee acts or refrains from acting, it shall be entitled to receive upon request an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, loss, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer or any Guarantor, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(h)    The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Security Document (including, without limitation, the Collateral Agent). For the avoidance of doubt, any reference to negligence with reference to the Trustee shall be changed to gross negligence when interpreting such provisions with reference to the Collateral Agent.
(i)    The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(j)    The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture or any Security Document shall not be construed as a duty.
(k)    In the event that the Trustee (in such capacity or in any other capacity hereunder or under any Security Document) is unable to decide between alternative courses of action permitted or required by the terms of this Indenture or any Security Document, or in the event that the Trustee is unsure as to the application of any provision of this Indenture or any Security Document, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Indenture or any Security Document permits any determination by or the exercise of discretion on the part of the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the then outstanding Notes, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Holders and the Trustee shall have no liability to any Person for such action or inaction.
(l)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.3	Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification.
(a)    Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Both the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.
(b)    Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness, value or protection of any of the Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received), for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or any Guarantors to the Collateral, for insuring or maintaining insurance on the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
SECTION 7.4    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, in the event that the Trustee acquires any conflicting interest as defined in Section 310(b) of the TIA, it must eliminate such conflict within 90 days or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof
SECTION 7.5    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession) for the legality, effectiveness or sufficiency of any Security Document or for the creation, perfection, priority, sufficiency or protection of any Note Lien, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.
SECTION 7.6    Notice of Defaults.
If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.7    Reports by Trustee to Holders of the Notes.
Within 60 days after each March 31 beginning with March 31, 2015, and for so long as Notes remain outstanding, the Trustee shall deliver to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
SECTION 7.8    Compensation and Indemnity.
The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a separate fee agreement. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer shall indemnify the Trustee (which for purposes of this Section 7.8 shall include its officers, due directors, stockholders, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.8) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense has been determined in a final non-appealable decision of a court of competent jurisdiction to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of their obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
The obligations of the Issuer under this Section 7.8 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee.
To secure the Issuer’s obligations in this Section 7.8, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.
In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.
“Trustee” for the purposes of this Section 7.8 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder or under any Security Document; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
SECTION 7.9    Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.9.
The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.11 hereof;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;
(c)    a Custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.11 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.8 hereof Notwithstanding replacement of the Trustee pursuant to this Section 7.9, the Issuer’s obligations under and the Lien provided for in Section 7.8 hereof shall continue for the benefit of the retiring Trustee.
SECTION 7.10    Successor Trustee by Merger, Etc.
If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.
SECTION 7.11    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its Affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or any Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.
SECTION 7.12    Preferential Collection of Claims Against the Issuer.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.13    Trustee’s Application for Instructions from the Issuer.
Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty (20) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
SECTION 7.14    Limitation of Liability.
In no event shall the Trustee, in its capacity as such or as Collateral Agent, Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, strikes, work stoppages, nuclear or natural catastrophes, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action. The provisions of this Section shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee.
SECTION 7.15    Collateral Agent.
The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein. For the avoidance of doubt, any reference to negligence with reference to the Trustee shall be changed to gross negligence when interpreting such provisions with reference to the Collateral Agent.
SECTION 7.16    Co-Trustees; Separate Trustee; Collateral Agent.
At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuer, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of (i) the Trustee or the Collateral Agent or (ii) the Holders of at least 25% of the outstanding principal amount at maturity of the Notes, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, co-collateral agent or sub-collateral agent, jointly with the Collateral Agent, or separate collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.16. If the Issuer does not join in such appointment within 15 days after the receipt by the Issuer of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent alone shall have power to make such appointment.
Should any written instrument from the Issuer be requested by any co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Issuer.
Any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the applicable Security Documents as if it were the Trustee or the Collateral Agent, as applicable, thereunder (and the Trustee and the Collateral Agent, as applicable, shall continue to be so subject).
Every co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:
(a)    The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee or the Collateral Agent, as applicable, hereunder or any Security Document, shall be exercised solely, by the Trustee or the Collateral Agent, as applicable.
(b)    The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee or the Collateral Agent in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee and the Collateral Agent or by the Trustee and such co-trustee or separate trustee jointly, or by the Collateral Agent and such co-collateral agent, sub-collateral agent or separate collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee or the Collateral Agent, as applicable, shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent.
(c)    The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent appointed under this Section 7.16, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.16.
(d)    No co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, the Collateral Agent, or any other such trustee, co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent hereunder.
(e)    Neither the Trustee nor the Collateral Agent shall be liable by reason of any act or omission of any co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent.
(f)    Any act of Holders delivered to the Trustee or the Collateral Agent shall be deemed to have been delivered to each such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent, as the case may be.

SECTION 7.17	Appointment and Authorization of Wells Fargo Bank, National Association, as Collateral Agent.
(a)    Wells Fargo Bank, National Association is hereby designated and appointed as the initial Collateral Agent of the Holders under the Security Documents, and is hereby authorized and directed as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents (including without limitation, the Intercreditor Agreement) and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.
(b)    Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.
(c)    The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.1    Option To Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.2    Legal Defeasance.
Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”). For this purpose, legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of the Issuer of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(1); (b) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.8, 8.5 and 8.7 hereof and the Issuer’s obligations in connection therewith; (d) the Issuer’s rights pursuant to Section 3.7; and (e) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.
SECTION 8.3    Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.15, 4.18, 4.19 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance” and, together with legal defeasance, “defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), (4), (5), (6), (7) and (9) hereof shall not constitute Events of Default.
SECTION 8.4    Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:
In order to exercise either legal defeasance or covenant defeasance:
(1)    the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;
(2)    in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;
(3)    in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;
(4)    no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);
(5)    [Reserved];
(6)    such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound; and
(7)    the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 8.5	Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.6 hereof, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.
SECTION 8.6    Repayment to Issuer.
Subject to applicable unclaimed property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.
SECTION 8.7    Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
SECTION 8.8    Discharge.
The Issuer and the Guarantors may terminate the obligations under this Indenture and the Security Documents (a “Discharge”) when:
(1)    either (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;
(2)    the Issuer or any Guarantor has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer;
(3)    the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(4)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and
(5)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.
The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes. Such legal defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:
(1)    the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,
(2)    the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(3)    the rights, powers, trusts, duties and immunities of the Trustee and the Issuer’s obligations related thereto,
(4)    the Issuer’s rights of optional redemption, and
(5)    the defeasance provisions of this Indenture.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1    Without Consent of Holders of the Notes.
Notwithstanding anything contained in Section 9.2 hereof, without the consent of any Holders, the Issuer, the Guarantors, the Trustee and the Collateral Agent, as applicable, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture, or amend the Guarantees and the Security Documents for any of the following purposes:
(1)    to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or Guarantor in this Indenture, the Guarantees and the Security Documents and in the Notes;
(2)    to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or the Guarantors;
(3)    to add additional Events of Default;
(4)    to provide for uncertificated Notes in addition to or in place of the Certificated Notes;
(5)    to evidence and provide for the acceptance of appointment under this Indenture and the Security Documents by a successor Trustee or Collateral Agent;
(6)    to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;
(7)    to add to the Collateral securing the Notes, to add a Guarantor or to release a Guarantor in accordance with this Indenture;
(8)    to cure any ambiguity, defect, omission, mistake or inconsistency;
(9)    to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause shall not materially adversely affect the interests of the Holders, as determined in good faith by the Board of Directors of the Issuer;
(10)    to conform the text of this Indenture, the Security Documents or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of the Notes” and that such provision the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents or the Notes;
(11)    to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Note Obligations under this Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;
(12)    to provide for the release of Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or this Indenture;
(13)    to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement; or
(14)    to appropriately include Debt permitted by this Indenture to be secured by Collateral (including Debt permitted by clause (i) of the definition of “Permitted Debt”) in the Intercreditor Agreement.
SECTION 9.2    With Consent of Holders of Notes.
With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture or amend the Guarantees, the Security Documents and the Intercreditor Agreement (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:
(1)    change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor,
(2)    reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,
(3)    modify the obligations of the Issuer to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or Asset Sale, as applicable,
(4)    subordinate, in right of payment, the Notes to any other Debt of the Issuer,
(5)    modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or
(6)    release any Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).
In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or otherwise modify the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the Notes will require the consent of the Holders of at least 662/4% in aggregate principal amount of the Notes then outstanding.
The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:
(1)    in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or
(2)    in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected (or cannot be modified or amended without the consent of Holders of at least 662/3% in aggregate principal amount of the Notes).
It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
SECTION 9.3    [Reserved].
SECTION 9.4    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite principal amount of Notes have consented. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.
The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Issuer fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Issuer shall designate.
SECTION 9.5    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
After any amendment, supplement or waiver becomes effective, the Issuer shall deliver to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.6    Trustee To Sign Amendments, Etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer and the Guarantors, if any, may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be given and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be legal, valid and binding upon the Issuer, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally or general principles of equity. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture.
ARTICLE X

SECURITY
SECTION 10.1    Security Documents; Additional Collateral.
(a)    Security Documents. In order to secure the due and punctual payment of the Note Obligations and any Permitted Additional Pari Passu Obligations, in the case of the Issuer, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered or, in accordance with the provisions of Section 4.18, Section 4.20 and this Article X, will enter into the Security Documents.
(b)    Intercreditor Agreement. The security interests in the Collateral securing the Notes Obligations will be, pursuant to the Intercreditor Agreement, second in priority to any and all security interests at any time granted to secure the Credit Agreement Obligations and will also be subject to all other Permitted Liens. The Intercreditor Agreement defines the relative rights of holders of Note Liens and holders of Credit Agreement Liens. In the event of any conflict or inconsistency among the provisions of this Indenture or the Security Agreement, on the one hand, and the Intercreditor Agreement, on the other hand, the provisions of the Intercreditor Agreement shall govern and control.
(c)    Additional Collateral. If the Company or a Guarantor acquires property that is not automatically subject to a perfected security interest or Lien under the Security Documents and such property would be of the type that would constitute Collateral, or a Subsidiary becomes a Guarantor, then, subject to exceptions set forth in the Senior Secured Note Documents, the Company or Guarantor, as applicable, will provide perfected security interests in and Liens on such property (or, in the case of a new Guarantor, all of its assets constituting Collateral) in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes and any Permitted Additional Pan Passu Obligations and execute and deliver such mortgages, deeds of trust security instruments, financing statements, certain joinder agreements, opinions of counsel and certificates in respect thereof to the extent required by the Senior Secured Note Documents and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect. Additionally, if the Company or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any Credit Agreement Obligations after the Issue Date, including with respect to any Real Property (other than Excluded Real Property), it must, subject to the terms of this Indenture, grant a second-priority security interest and obtain all related deliverables as those delivered to the Credit Agreement Collateral Agent (subject to Permitted Liens, including the first-priority liens that secure the Consolidated First Lien Debt) upon such property as security for the Note Obligations and any Permitted Additional Pari Passu Obligations. If granting a security interest in such property requires the consent of a third party (other than Affiliates of the Company), the Company and the applicable Guarantor may not be required to obtain such consent with respect to the second-priority security interest for the benefit of the Collateral Agent on behalf of the Holders of the Notes and each other secured party under the Security Documents to the extent such consent is not required to be obtained under the terms of the Security Documents. If any required third party consent is not obtained, the Company or applicable Guarantor will not be required to provide such security interest.
SECTION 10.2    Recording, Registration and Opinions.
The Issuer and the Guarantors shall make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest with the priority required by the Security Documents subject only to Permitted Collateral Liens. The Issuer and the Guarantors shall furnish to the Trustee and the Collateral Agent at least thirty (30) days prior to the anniversary of the Issue Date in each year an Opinion of Counsel, dated as of such date, either (i) (x) stating substantially to the effect that such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Security Documents securing the Note Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken, and (y) stating substantially to the effect that on the date of such Opinion of Counsel, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection (to the extent required by the Security Documents) of the security interests of the Collateral Agent securing the Note Obligations thereunder and under the Security Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12-month period and such continuation statement or amendment is not effective if filed at the time of the Opinion of Counsel, such Opinion of Counsel may so state and in that case the Issuer and the Guarantors shall cause a continuation statement or amendment to be timely filed so as to maintain such Liens and security interests securing Note Obligations or (ii) stating that no such action is necessary to maintain such Liens or security interests.
SECTION 10.3    Releases of Collateral.
The Note Liens will, automatically and without the need for any further action by any Person be released:
(a)    in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;
(b)    in whole, upon:
(i)    payment in full of the principal of, accrued and unpaid interest, including additional interest, and premium, if any, on the Notes; or
(ii)    satisfaction and discharge of this Indenture under Article VIII hereof;
(iii)    a legal defeasance or covenant defeasance of this Indenture under Article VIII hereof;
(c)    in part, as to any property constituting Collateral that (i) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or a Guarantor) in a transaction permitted by this Indenture and the Security Documents, at the time of such transfer or disposition, (ii) is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee concurrently with the release of such Note Guarantee or (iii) at any time becomes an Excluded Asset pursuant to a transaction permitted by this Indenture;
(d)    pursuant to Article a as to property that constitutes less than all or substantially all of the Collateral, with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding (or, in the case of a release of all or substantially all of the Collateral, with the consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding); and
(e)    in part, in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement (it being understood that the Note Liens will only be released to the extent the corresponding Credit Agreement Liens are released).
A release of Collateral pursuant to the provisions of this Indenture and the Security Documents shall not be deemed to impair the security under the Note Liens.
Upon compliance by the Issuer or any Guarantor, as the case may be, with the conditions precedent required by this Indenture and the Security Documents, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer or the Guarantor, as the case may be, the released Collateral. Prior to each proposed release, the Issuer and each Guarantor will furnish to the Trustee and the Collateral Agent all documents required by this Indenture and the Security Documents.
SECTION 10.4    Form and Sufficiency of Release.
In the event that the Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by the Issuer or any Guarantor, and the Issuer or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Security Documents, upon receipt of an Officers’ Certificate and an Opinion of Counsel to the effect that such release complies with Section 10.3 and specifying the provision in Section 10.3 pursuant to which such release is being made (upon which the Trustee and the Collateral Agent may exclusively and conclusively rely), the Trustee shall, at the sole expense of the Issuer, execute, acknowledge and deliver to the Issuer or such Guarantor (or instruct the Collateral Agent to do the same) such an instrument in the form provided by the Issuer, and providing for release without recourse to or warranty by the Trustee or the Collateral Agent and shall take such other action as the Issuer or such Guarantor may reasonably request and as necessary to effect such release. Before executing, acknowledging or delivering any such instrument, the Trustee shall be furnished with an Officers’ Certificate (on which the Trustee shall be entitled to conclusively and exclusively rely) stating that such release is authorized and permitted by the terms hereof, the Security Documents and the Intercreditor Agreement and that all conditions precedent with respect to such release under the terms hereof and under the Security Documents and the Intercreditor Agreement have been complied with.
SECTION 10.5    Possession and Use of Collateral.
Subject to the provisions of the Security Documents, the Issuer and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than monies or U.S. government obligations deposited pursuant to Article VIII, and other than as set forth in the Security Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than monies and U.S. government obligations deposited pursuant to Article VIII and other than as set forth in the Security Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.
SECTION 10.6    Purchaser Protected.
No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 10.4 have been satisfied.

SECTION 10.7	Authorization of Actions To Be Taken by the Collateral Agent Under the Security Documents.
The Holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents. Furthermore, each Holder of a Note, by accepting such Note, consents to the terms of (including the provisions providing for the possession, use, release and foreclosure of Collateral) and authorizes and directs the Trustee and the Collateral Agent to enter into and perform the Security Documents (including without limitation the Intercreditor Agreement and any subsequent Intercreditor agreement entered into after the Discharge of Credit Agreement Obligations, provided that such Intercreditor agreement contains substantially similar terms to the Intercreditor Agreement in effect prior to the Discharge of the Credit Agreement Obligations), as may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, in each of its capacities thereunder.

SECTION 10.8	Authorization of Receipt of Funds by the Trustee Under the Security Documents.
(a)    The Trustee and the Collateral Agent are each authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee or the Collateral Agent, to apply such funds as provided in Section 6.10.
(b)    Subject to the provisions of Section 7.1, Section 7.2, and the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, direct in writing, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(1)    foreclose upon or otherwise enforce any or all of the Liens on the Collateral securing the Note Obligations;
(2)    enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or
(3)    collect and receive payment of any and all Note Obligations.
(c)    Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of holders, the Trustee or the Collateral Agent.
SECTION 10.9    Powers Exercisable by Receiver or Collateral Agent.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Issuer or any Guarantor, as applicable, with respect to the release, sale or other disposition of such Collateral may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article X; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture or the Security Documents, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.
ARTICLE XI

[RESERVED]

ARTICLE XII

NOTE GUARANTEES
SECTION 12.1    Note Guarantees.
(a)    Each Guarantor, if any, hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and Obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other Obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees shall be a guarantee of payment and not of collection.
(b)    Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
(c)    Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the Obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Issuer or any other Guarantor.
(d)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.
(e)    Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.
SECTION 12.2    Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 12.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director or member of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such Officer, board member, director or member before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member, director or member.
Each Guarantor agrees that its Note Guarantee set forth in Section 12.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.
The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.
SECTION 12.3    Severability.
In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.4    Limitation of Guarantors’ Liability.
Each Guarantor, if any, and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Subsidiary Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.
SECTION 12.5    Guarantors May Consolidate, Etc., on Certain Terms.
A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or any Guarantor, unless:
(1)    immediately after giving effect to such transactions, no Default or Event of Default exists;
(2)    either:
(A)    the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor under this Indenture pursuant to a supplemental indenture; or
(B)    the Net Cash Proceeds of any such sale or other disposition of a Guarantor are applied in accordance with the provisions of Section 4.10 hereof; and
(3)    the Guarantor delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Note Guarantees had been issued at the date of the execution hereof
Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.
SECTION 12.6    Release of a Guarantor.
A Note Guarantee by a Guarantor will be automatically and unconditionally released upon:
(1)    the sale, dissolution, disposition or other transfer of (x) the Capital Interests in such Guarantor in compliance with the terms of this Indenture following which such Guarantor ceases to be a Subsidiary of the Company or (y) all or substantially all the assets of the applicable Guarantor, in each case, to a Person that is not a Subsidiary of the Company or the Company if such sale, exchange, disposition or other transfer is made in compliance with this Indenture;
(2)    upon the designation of such Guarantor as an Unrestricted Subsidiary in compliance with the provisions of Section 4.19; or
(3)    in connection with a legal defeasance or covenant defeasance or Discharge of this Indenture.
Upon any release of a Guarantor from its Note Guarantee, such Guarantor shall also be automatically and unconditionally released from its obligations under the Security Documents, provided that the provisions of Section 10.4 are complied with.
SECTION 12.7    Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
SECTION 12.8    Future Guarantors.
Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.18 shall promptly execute and deliver to the Trustee a supplemental indenture and a Note Guarantee in the form attached hereto as Exhibit B pursuant to which such Person shall become a Guarantor. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel (upon which the Trustee shall be entitled to conclusively and exclusively rely) to the effect, subject to customary assumptions and qualifications, that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
ARTICLE XIII
MISCELLANEOUS
SECTION 13.1    Notices.
Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier, other electronic means or overnight air courier guaranteeing next day delivery, to the others address:
If to the Issuer or any Guarantor:
RSI Home Products, Inc.
400 East Orangethorpe Avenue
Anaheim, California 92807
Facsimile: 949-274-8386
Attention: General Counsel
With a copy to:
O’Melveny & Myers LLP
7 Times Square
New York, New York 10036
Facsimile: 212-326-2061
Attention: Mark Easton and John-Paul Motley
If to the Trustee:
Wells Fargo Bank, National Association,
as Trustee
333 S. Grand Avenue,
Fifth Floor, Suite 5A, MAC E2064-05A,
Los Angeles, CA 90071,
Facsimile: 213-253-7598
Attention: RSI Corporate Trust Administrator
With a copy to:
Dorsey & Whitney LLP
51 West 52nd Street
New York NY 10019
Email: jutsen.mark@dorsey.com
Attention: Mark Jutsen
The Issuer, the Guarantors, if any, and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar or, in the case of Notes held in book-entry form, deliver by electronic transmission. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.
If the Issuer mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Where this Indenture provides for notice of any event (including any notice of redemption) to any Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that, the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced on or before delivery of any such instructions or directions whenever a person is to be added or deleted from the listing. If the party elects to give the Trustee e-mail, pdf or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.
SECTION 13.2    Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture, the Security Documents or the Notes. The Issuer, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 13.3    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(a)    an Officers’ Certificate (which shall include the statements set forth in Section 13.4 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    an Opinion of Counsel, other than with respect to the authentication by the Trustee of the Initial Notes on the date hereof and the execution of any supplemental indenture in connection with the addition of a Guarantor, (which shall include the statements set forth in Section 13.4 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.
SECTION 13.4    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
SECTION 13.5    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 13.6    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuer, the Guarantors, if any, or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any Obligations of the Issuer or the Guarantors, if any, under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
SECTION 13.7    Governing Law.
THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 13.8    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 13.9    Successors.
All agreements of the Issuer and the Guarantors, if any, in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.
SECTION 13.10    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 13.11    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 13.12    Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 13.13    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 13.13.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 hereunder.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(e)    If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
SECTION 13.14    Intercreditor Agreement.
The Security Documents, the Notes, this Indenture, the Trustee, the Collateral Agent and the Holders are bound by the terms of the Intercreditor Agreement. In the event of a conflict between the terms of this Indenture and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.
SECTION 13.15    Payment Date Other Than a Business Day.
If any payment with respect to any principal of, premium on, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
SECTION 13.16    U.S.A. Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.
RSI HOME PRODUCTS, INC.
By:    /s/ David R. Lowrie
Name: David R. Lowrie
Title: Executive Vice President -
    Administration, Chief Financial Officer,
Treasurer and Assistant Secretary
RSI HOME PRODUCTS MANUFACTURING, INC.
RSI HOME PRODUCTS SALES, INC.
RSI HOME PRODUCTS MANAGEMENT, INC.
By:    /s/ David R. Lowrie
Name: David R. Lowrie
Title: Executive Vice President -
Administration, Chief Financial Officer,
Treasurer and Assistant Secretary
RSI PROFESSIONAL CABINET SOLUTIONS
By:    /s/ David R. Lowrie
Name: David R. Lowrie
Title: Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee
By:    /s/ Martin Reed
Name:    Martin Reed
Title:    Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Collateral Agent
By:    /s/ Martin Reed
Name:    Martin Reed
Title:    Vice President

EXHIBIT A
FORM OF 6½% SENIOR SECURED SECOND LIEN NOTE
(Face of 6½% Senior Secured Second Lien Note)
6½% Senior Secured Second Lien Notes due 2023
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.
[Restricted Notes Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN COMPLIANCE WITH REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

RSI HOME PRODUCTS, INC.
6½% Senior Secured Second Lien Note DUE 2023
No. ______ NOTES CUSIP: 144A: 74977X AB7 / Reg. S: U7501X AB9
NOTES ISIN: 144A: US74977X AB73 / Reg S: USU7501X AB92
RSI HOME PRODUCTS, INC. promises to pay to Cede & Co. or registered assigns, the principal sum of [ ] ($[__________]) on March 15, 2023.

Interest Payment Dates: March 15 and September 15, beginning September 15, 2015
Record Dates: March 1 and September 1
Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

RSI HOME PRODUCTS, INC.

By:    _________________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the 6½% Senior Secured Second
Lien Notes referred to in the within-mentioned
Indenture:

Dated: March 16, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee

By:    ____________________________________
Authorized Signatory

(Reverse of 6½% Senior Secured Second Lien Note)
6½% Senior Secured Second Lien Note due 2023
RSI HOME PRODUCTS, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)    Interest.

(a)    RSI HOME PRODUCTS, INC., a Delaware corporation (the “Issuer”) promises to pay interest on the principal amount of this Note (the “Notes”) at the rate of 61,4% per annum from March 16, 2015 until maturity. The Issuer will pay interest, if any, in United States dollars (except as otherwise provided herein) semiannually in arrears on March 15 and September 15, commencing on September 15, 2015 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including March 16, 2015; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after March 16, 2015), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. It shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2)    Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on March 1 and September 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest on all Global Notes and, with respect to interest due on an Interest Payment Date may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, and interest on all Global Notes and, with respect to interest due on an Interest Payment Date, all other Notes the Holders of which shall have provided written wire transfer instructions to the Issuer and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)    Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its respective Restricted Subsidiaries may act in any such capacity.

(4)    Indenture. The Issuer issued the Notes under an Indenture, dated as of March 16, 2015 (the “Indenture”), among the Issuer, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes issued on the Issue Date are senior Obligations of the Issuer limited to $575,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

(5)    Optional Redemption.

(a)    The Notes may be redeemed, in whole or in part, at any time prior to March 15, 2018, at the option of the Issuer, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)    In addition, the Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after March 15, 2018 at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on:

Year	Percentage
March 15, 2018	104.875%
March 15, 2019	103.250%
March 15, 2020	101.625%
March 15, 2021 and thereafter	100.000%

In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs, prior to March 15, 2018, the Issuer may:

1)
with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption and that any such notice of redemption occurs within 90 days following the closing of any such Qualified Equity Offering; and

2)
redeem up to 10% of the aggregate principal amount of the Notes (including Additional Notes) that have been issued hereunder during each twelve-month period commencing with the Issue Date (with unused amounts from the first twelve-month period being permitted to be carried over to the next succeeding twelve-month period) at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date.

(c)    Any redemption may, at the Issuer’s option, be subject to one or more conditions precedent. Notice of any redemption upon any Qualified Equity Offering may be given prior to the completion thereof

(d)    The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or any Affiliate may determine.

(6)    Mandatory Redemption. Except as set forth under Sections 3.10, 4.10 and 4.14 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)    Repurchase at Option of Holder.

(a)    Upon the occurrence of certain events, the Issuer may be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or Change of Control Offer.

(b)    Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale Offer or Change of Control Offer from the Issuer prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(8)    Notice of Redemption. Notice of redemption shall be mailed (or in the case of Notes held in book entry form, deliver by electronic transmission) at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000 in excess thereof (provided, that any unpurchased portion of a Note must be in a minimum denomination of $2,000); except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)    Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

(11)    Amendment, Supplement and Waiver. Subject to the following paragraphs, the Indenture, the Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer Exhibit A-7 for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including waivers obtained in connection with a tender offer or exchange offer for the Notes.

Without the consent of any Holders, the Issuer, the Guarantors, the Trustee and the Collateral Agent, as applicable, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, or amend the Guarantees, if any, and the Security Documents for any of the following purposes:

(1)    to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or Guarantor in the Indenture, the Guarantees and the Security Documents and in the Notes;

(2)    to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or the Guarantors;

(3)    to add additional Events of Default;

(4)    to provide for uncertificated Notes in addition to or in place of the Certificated Notes;

(5)    to evidence and provide for the acceptance of appointment under the Indenture and the Security Documents by a successor Trustee or Collateral Agent;

(6)    to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7)    to add to the Collateral securing the Notes, to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8)    to cure any ambiguity, defect, omission, mistake or inconsistency;

(9)    to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not materially adversely affect the interests of the Holders, as determined in good faith by the Board of Directors of the Issuer;

(10)    to conform the text of the Indenture, the Security Documents or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of the Notes” and that such provision the “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Security Documents or the Notes;

(11)    to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Note Obligations under the Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(12)    to provide for the release of Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or the Indenture;

(13)    to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement; or

(14)    to appropriately include Debt permitted by the Indenture to be secured by Collateral (including Debt permitted by clause (i) of the definition of “Permitted Debt”) in the Intercreditor Agreement.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture or amend the Guarantees, the Security Documents and the Intercreditor Agreement (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)    change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor,
(2)    reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture,
(3)    modify the obligations of the Issuer to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or Asset Sale, as applicable,
(4)    subordinate, in right of payment, the Notes to any other Debt of the Issuer,
(5)    modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or
(6)    release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of this Indenture).
In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or otherwise modify the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the Notes will require the consent of the Holders of at least 66 2/4% in aggregate principal amount of the Notes then outstanding.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1)    in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(2)    in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected (or cannot be modified or amended without the consent of Holders of at least 66 2/3% in aggregate principal amount of the Notes).

(12)     Defaults and Remedies. Events of Default include:

(1)    default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)    default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)    failure to perform or comply with the provisions described under Section 5.1 of the Indenture;

(4)    except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms (except as specifically provided in the Indenture);

(5)    default in the performance, or breach, of (i) any covenant or agreement of the Company or any Guarantor in the Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) (3) or (4) above or (y) a covenant or agreement contained in Section 4.3 of the Indenture), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement contained in Section 4.3 of the Indenture and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)    a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary of the Company having, individually or in the aggregate, a principal or similar amount outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of such Debt when due and payable at the stated maturity of such Debt (after the expiration of any applicable grace period with respect thereto);

(7)    the entry against the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $25.0 million (other than any judgments covered by indemnities or insurance policies as to which liability coverage has not been denied by the insurance company or indemnifying party), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8)    (i) the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Code:

(a)    commences a voluntary case,
(b)    consents to the entry of an order for relief against it in an involuntary case,
(c)    consents to the appointment of a Custodian of it or for all or substantially all of its property,
(d)    makes a general assignment for the benefit of its creditors, or
(e)    admits, in writing, its inability generally to pay its debts as they become due; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:
(a)    is for relief against the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
(b)    appoints a Custodian of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
(c)    orders the liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
(9)    unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, default by the Company or any of its Restricted Subsidiaries or Guarantors in the performance of the Security Documents which adversely affects in any material respect the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral, the repudiation or disaffirmation by the Company or any of its Restricted Subsidiaries or Guarantors of any material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any of its Restricted Subsidiaries or Guarantors party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Note Obligations and demanding that such default be remedied.
If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders).

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the Event of Default or payment default triggering such Event of Default pursuant to clause (6) above shall be remedied or cured by the Issuer or any of its Restricted Subsidiaries or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity satisfactory to the Trustee against cost, loss, liability and expenses, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

(13)    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Guarantors, if any, or its respective Affiliates, and may otherwise deal with the Issuer, the Guarantors, if any, or its respective Affiliates, as if it were not the Trustee.

(14)    No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuer or any of their Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

(15)    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)    CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

RSI Home Products, Inc.
400 East Orangethorpe Avenue
Anaheim, California 92807
Facsimile: 949-274-8386
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
_________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
__________________________________________________________________________________
__________________________________________________________________________________
___________________________________________________________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint ________________________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him

Date: ______________________

Your Signature: __________________________________
                            (Sign exactly as your name appears on
the face of this Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Sections 4.10 (Asset Sale) and 4.14 (Change of Control) of the Indenture, check the box below:
[ ] Section 4.10    [ ] Section 4.14
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased:
$______________________ $1,000 or an integral multiple of $1,000 in excess thereof, provided that the unpurchased portion of the Note shall be in a minimum principal amount of $2,000.

Date: __________                Your Signature: ________________________________
(Sign exactly as your name appears on
the Note)

Tax Identification No.:

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION
OF TRANSFER RESTRICTED NOTES

RSI Home Products, Inc.
400 East Orangethorpe Avenue
Anaheim, California 92807
Facsimile: 949-274-8386
Attention: General Counsel

Wells Fargo Bank, National Association,
as Trustee
608 2nd Avenue South
Facsimile: (866) 969-1290
Attention: DAPS Reorg

Re:    RSI Home Products, Inc.
6 ½% Senior Secured Second Lien Note due 2023
CUSIP #

Reference is hereby made to that certain Indenture, dated as of March 16, 2015 (the “Indenture”), among RSI Home Products, Inc. (the “Issuer”), the Guarantors party thereto, Wells Fargo Bank, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as collateral agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $_________ principal amount of Notes held in (check applicable space) _____ book-entry or _________ definitive form by the undersigned.

The undersigned ______________________________ (transferor) (check one box below):

☐    hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture; or

☐    hereby requests the Trustee to exchange or register the transfer of a Note or Notes to
_______________________(transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(b) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:
(1)    ☐     to the Issuer or any of its subsidiaries; or

(2)    ☐    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)    ☐    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

_________________________________
Signature
Signature guarantee:     ____________________________________
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]
Dated:    _____________                _________________________________
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 6 ½% SENIOR SECURED SECOND LIEN NOTES

The following exchanges of a part of this Global Note for other 6½% Senior Secured Second Lien Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee 61,4% Senior Secured Second Lien Note Custodian

EXHIBIT B

FORM OF NOTATION OF GUARANTEE
The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of March 16, 2015, among RSI Home Products, Inc. (the “Issuer”), the Guarantors party thereto and the Trustee and the Collateral Agent (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the Obligations of the Issuer under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Issuer, whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article XII of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof This is a Note Guarantee of payment and not of collectability.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XII OF THE INDENTURE ARE INCORPORATED HEREIN BY
REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of ________________

[NAME OF GUARANTOR]

By:    __________________________________
Name:
Title:

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

RSI Home Products, Inc.
400 East Orangethorpe Avenue
Anaheim, California 92807
Facsimile: 949-274-8386
Attention: General Counsel

Wells Fargo Bank, National Association,
608 2nd Avenue South
Facsimile: (866) 969-1290
Attention: DAPS Reorg

Re:    RSI Home Products, Inc. (the “Issuer”)
6½% Senior Secured Second Lien Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $_______________aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

_______________________________
[Name of Transferor]

By: ____________________________
Authorized Signature

Signature guarantee:    ______________________________________________
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]

RSI Home Products, Inc.
400 East Orangethorpe Avenue
Anaheim, California 92807
Facsimile: 949-274-8386
Attention: General Counsel

Wells Fargo Bank, National Association,
608 2nd Avenue South
Facsimile: (866) 969-1290
Attention: DAPS Reorg

Re:    RSI Home Products, Inc. (the “Issuer”)
6½% Senior Secured Second Lien Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $_______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)    the offer of the Notes was not made to a person in the United States;

(2)    either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

________________________________________
[Name of Transferor]

By:    __________________________________
Authorized Signature

Signature guarantee:    _______________________________________________
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)